                                                                       Ex-4(b)

                              SCOTT PAPER COMPANY

                             HOURLY INVESTMENT PLAN

                      As Amended Effective January 1, 1994



The purpose of the Scott Paper Company Hourly Investment Plan (formerly known as the Scott Paper Company Employees' Stock Investment Program) is to encourage and assist employees to save part of their income on a regular basis by deferring its receipt through payroll deductions, supplemented by matching employer contributions, and to invest such amounts in order to provide additional security and income during employment and at retirement or other termination of employment. Except as otherwise provided herein, the Plan as hereinafter written shall be effective on January 1, 1994, and shall only apply to a Participant who is employed on or after such date. The Deposit Account and Company Contribution Account of any former Participant who is a salaried employee of the Employer and who participated in the Plan before January 1, 1991, shall be transferred to the Scott Paper Company Investment & Supplementary Retirement Plan effective December 31, 1990 and shall thereafter be subject to the terms and conditions of such Plan.

SECTION 1.  DEFINITIONS
            -----------

       1.1. "Account" shall mean one of several accounts maintained to record the interest of each Participant in the Plan. These Accounts include the "Deposit Account," the "Basic Non-Deferred Compensation Account," the "Supplementary Non-Deferred Compensation Account," the "Company Contribution Account," the "Matching Employer Account," the "Basic Deferred Compensation Account," the "Supplementary Deferred Compensation Account," and the "Profit Sharing Account" as established and maintained for each Participant pursuant to Section 5 hereof.

       1.2. "Affiliated Company" shall mean any corporation which is included within a controlled group of corporations (within which the Company is also included) as determined under Section 1563(a) of the Code without regard to Sections 1563(a)(4) and (e)(3)(C) of the Code; provided, however, that for the purposes of Section 5.5 such determination under
       Section 1563(a) of the Code shall be made by substituting the phrase "at least 50 percent" for the phrase "at least 80 percent" each place it appears in Section 1563(a)(1) of the Code.

       1.3. "Beneficiary" shall mean any person designated by a Participant pursuant to Section 10.3 hereof to receive the amount in the Accounts of such Participant in the event of his or her death.

       1.4. "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

       1.5.  "Committee" shall mean the Committee constituted as set forth in
       Section 12 hereof, which shall administer the Plan as provided herein.

       1.6. "Company" shall mean Scott Paper Company. Any function of the Company under the Plan shall be performed by its Executive Compensation Committee, except to the extent delegated by such committee to any employee or group of employees of the Company.

       1.7. "Company Common Stock" shall mean Common Shares of Scott Paper Company, and shall include fractional interests in such Shares and Rights prior to the Distribution Date, such terms being defined in the Rights Agreement dated July 15, 1986, between the Company and First Chicago Trust Company of New York (the "Rights Agreement").

       1.8. "Compensation" shall mean, for purposes of the Plan other than Sections 1.14, 5.5, 5.7(b), 5.7(d), 5.7(e), 5.8(b), and 5.8(d), the total remuneration paid during a Pay Period to an Employee for services rendered including but not limited to salary, wages and overtime pay plus Deferred Compensation Contributions, but excluding any extra or irregular remuneration, such as, but not limited to, Company contributions (other than Deferred Compensation Contributions that are deemed Company contributions for the purposes of the Code) and Matching Employer Contributions pursuant to the provisions of Section 4 hereof, payments in settlement of claims or in discharge of judgments or awards, termination pay, lump-sum payments of vacation pay, production bonus, quality bonus, and other bonuses or lump sum payments whether or not in lieu of wage increases or signing bonuses, as well as profit sharing, incentive or variable compensation payments. Notwithstanding the foregoing, the Compensation taken into account under the Plan shall be limited to $150,000 (adjusted to reflect any cost of living increases provided in accordance with Section 415(d) of the Code). In determining Compensation for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term, "family" shall include only the spouse of the Employee and any lineal descendants who have not attained age 19 before the close of the Plan Year.

 1.9. "Contributions" shall mean amounts paid under the Plan by or on behalf of a Participant pursuant to the provisions of Sections 3 and 4 hereof, including:

            (a)  "Participant's Contributions;"

            (b) "Basic Non-Deferred Compensation Contributions" and "Supplementary Non-Deferred Compensation Contributions", sometimes collectively referred to herein as "Non-Deferred Compensation Contributions;"

            (c) "Basic Deferred Compensation Contributions" and "Supplementary Deferred Compensation Contributions," sometimes collectively referred to herein as "Deferred Compensation Contributions;" and

            (d) "Matching Employer Contributions," "Company Contributions" and "Profit Sharing Contributions".

       "Basic Non-Deferred Compensation Contributions" and "Basic Deferred Compensation Contributions," shall sometimes collectively be referred to herein as "Basic Contributions". "Supplementary Non-Deferred Compensation Contributions" and "Supplementary Deferred Compensation Contributions," shall sometimes collectively be referred to herein as "Supplementary Contributions".

       1.10.  "Effective Date" shall mean January 1, 1961.

       1.11. "Employee" shall mean any person employed by the Employer at a Participating Location on a regular basis at a stated hourly rate of Compensation. Notwithstanding the foregoing, leased employees (as defined in Section 414(n)(2) of the Code) and employees of the Employer who are hired for a specific limited period of time or for periods of varying limited duration shall not be considered "Employees" hereunder.

       1.12. "Employer" shall mean (a) the Company, and (b) all Participating Companies, either individually or collectively as required by the context.

       1.13. "Employment Commencement Date" shall mean the date on which an Employee first performs an Hour of Service for the Employer. Notwithstanding the above, if an Employee shall incur a One-Year Period of Severance, "Employment Commencement Date" shall mean the first date on which such Employee thereafter completes an Hour of Service for the Employer.

       1.14. "Highly Compensated Employee" shall mean an Employee of the Employer who performed services during the

       Plan Year for which a determination is being made (the "Determination Year") and who during such Determination Year, or the preceding Determination Year,

            (a) was a five-percent owner (as defined in Section 416(i)(1) of the Code and the regulations issued thereunder);

            (b) received Compensation from the Employer in excess of $75,000 (adjusted to reflect any cost of living increases provided in accordance with Section 415(d) of the Code);

            (c) received Compensation from the Employer in excess of $50,000 (adjusted to reflect any cost of living increases provided in accordance with Section 415(d) of the Code) and was in the top 20 percent of Employees based on Compensation paid during such Plan Year; or

            (d) was an officer of the Employer and received Compensation greater than 50 percent of the amount in effect under Section 415(b)(1)(A) of the Code for such Plan Year.

       Notwithstanding the foregoing, the provisions of paragraph (b), (c) or
       (d) above shall not cause an Employee to be treated as a Highly Compensated Employee for the Determination Year of reference unless such Employee is one of the top 100 Active Employees (based on Compensation received) during such Determination Year and was a Highly Compensated Employee in accordance with the provisions of paragraph (b), (c) or (d) above for the preceding Determination Year (without regard to this sentence).

       For purposes of paragraph (d), no more than fifty employees (or, if lesser, the greater of three employees or ten percent of the employees) shall be treated as officers, and if no officer meets the requirements of paragraph (d), then the highest paid officer for such year shall be treated as meeting the requirements of such paragraph.

       For purposes of determining the number of employees in the top-paid group, or the number of officers under paragraph (d), employees who have less than six months of service, employees who work less than 17 1/2 hours per week or less than six months per year, employees who have not attained age 21, and nonresident aliens may be excluded.

       A former employee shall be treated as a Highly Compensated Employee if such employee was a Highly Compensated

       Employee when such employee separated from service, or if such employee was a Highly Compensated Employee at any time after attaining age 55.

       For purposes of this Section 1.14, all employees (other than leased employees within the meaning of Section 414(n)(2) of the Code) of the Employer or an Affiliated Company shall be treated as employed by a single employer.

       For purposes of this Section 1.14, the term "Compensation" shall have the meaning set forth in Section 5.5(f); provided, however, that Compensation for this purpose shall also include a Participant's Deferred Compensation Contributions under the Plan and any other contributions made by the Participant pursuant to a salary reduction agreement under the terms of any other plan maintained by the Employer or an Affiliated Company pursuant to Section 125 or 401(k) of the Code.

       1.15. "Hour of Service" shall mean each hour for which an Employee is paid or is entitled to payment by the Employer for the performance of duties for it.

       1.16. "Manager of the Plan" or "Manager" shall mean the person appointed by the Committee pursuant to Section 12.1 hereof to carry out certain aspects of the administration of the Plan as required hereunder or by the Committee.

       1.17. "Maximum Deferral," as used in Section 3.4 hereof, shall mean the greatest amount of Deferred Compensation Contributions that may be deposited with respect to a Participant in any Plan Year pursuant to
       Section 402(g) of the Code. The Maximum Deferral shall be Seven Thousand Dollars ($7,000.00), as adjusted for cost-of-living increases pursuant to
       Section 402(g)(5) of the Code.

       1.18.  "One-Year Period of Severance" shall mean each period of twelve
       (12) consecutive months beginning on an Employee's Severance Date and ending on the day preceding each anniversary of such date during which the Employee does not perform an Hour of Service for the Employer. Notwithstanding the foregoing, the 24-consecutive month period beginning on the first day of an absence from work for any period (a) by reason of the pregnancy of an Employee, (b) by reason of the birth of a child of the Employee, (c) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement, shall not be included in a One-Year Period of Severance. An Employee who is absent from work during any period for one of the reasons specified in the preceding sentence shall provide to the Committee, in the manner prescribed by the Manager or the Committee, information establishing (i) that the absence from work is for one of the reasons set forth in the preceding sentence, and (ii) the number of days for which there was such an absence. Nothing in this Section shall be construed as expanding or amending any maternity or paternity leave policy of the Employer.

       1.19. "Participant" shall mean any Employee who becomes a Participant in the Plan as provided in Section 2 hereof.

       1.20. "Participating Company" shall mean any Wholly-Owned Subsidiary of the Company whose participation in the Plan shall have been authorized by the Board of Directors of the Company or by the Company and which shall have adopted the provisions of the Plan and agreed either to make Matching Employer Contributions or to reimburse the Company on account of Company Contributions and Matching Employer Contributions made in respect of any of its Employees who become Participants in the Plan. "Wholly-Owned Subsidiary of the Company" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, each of which corporations, other than the last corporation in the unbroken chain, owns all of the voting stock (other than Directors' qualifying shares) in one of the other corporations in such chain.

       1.21. "Participating Location" shall mean any location of the Employer which is currently designated by the Company as a Participating Location and which is specified as such in Appendix A hereof. The type of Contributions available and the rate of Matching Contributions, if any, with respect to a Participating Location shall also be specified on Appendix A.

       1.22. "Pay Day" shall mean the day on which an Employee is paid Compensation for services rendered during a Pay Period.

       1.23. "Pay Period" shall mean a weekly, biweekly, semi-monthly or monthly period, depending upon whether an Employee is paid Compensation weekly, bi-weekly, semi-monthly or monthly.

       1.24. "Plan Year" shall mean the calendar year commencing on the Effective Date and each calendar year thereafter.

       1.25. "Plan" shall mean the Scott Paper Company Hourly Investment Plan as herein set forth. The Plan is intended to be a qualified profit sharing plan within the meaning of Section 401(a) of the Code, and with respect to Deferred Compensation Contributions and Matching Employer Contributions, a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code.

       1.26. "Qualified Domestic Relations Order" shall mean a judgment, decree or order (including approval of a property settlement agreement) made pursuant to a state domestic relations law (including community property law) which relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of a Participant (the "Alternate Payee") and which: (a) creates or recognizes the existence of the Alternate Payee's right to, or assigns to the Alternate Payee the right to, receive all or a portion of the benefits payable to a Participant under this Plan; and (b) specifies
       (i) the name and last known mailing address (if any) of the Participant and each Alternate Payee covered by the order, (ii) the amount or percentage of the Participant's Plan benefits to be paid to the Alternate Payee, or the manner in which such amount or percentage is to be determined, and (iii) the number of payments or the period to which the order applies and each plan to which the order relates; and (c) does not require the Plan to (i) provide any type or form of benefit, or any option not otherwise provided under the Plan, (ii) provide increased benefits, or (iii) pay benefits to the Alternate Payee that are required to be paid to another Alternate Payee under a prior Qualified Domestic Relations Order. A Qualified Domestic Relations Order may provide that distribution commence to the Alternate Payee immediately, regardless of whether the Participant has incurred a Severance Date, if the Order directs (a) that the payment of the benefits be determined as if the Participant had retired on the date on which payment is to begin under such Order, taking into account only the vested balance standing to the Participant's credit in his or her Accounts on such date, and (b) that the payment be made in a form in which such benefits may be paid under the Plan to the Participant, excluding any form of benefit prohibited by law with respect to the Alternate Payee. If the Order provides for an immediate distribution, such distribution shall commence as soon as practicable after the end the month in which the domestic relations order is determined to be a Qualified Domestic Relations Order under Section
       13.4 of the Plan. Notwithstanding the foregoing, if the total amount distributable to an Alternate Payee does not exceed three thousand five hundred dollars (or such other amount as the Secretary of the Treasury shall specify), the Committee shall make such distribution in one lump sum in cash, which distribution shall be made as soon as practicable after the end of the month in which the domestic relations order is determined to be a Qualified Domestic Relations Order under Section 13.4 of the Plan. The amount distributable to an Alternate Payee under this Section 1.26 shall be based on the value of the Participant's Account, or the portion of the Participant's Account allocated to the Alternate Payee, as determined under Section 11 on the last day of the month preceding the month in which distribution is made or commences, or if such day is not a business day, the first business day of the month following such day.

       1.27. "Required Distribution Date" shall mean the April 1 of the Plan Year following the Plan Year in which the Participant attains age 70 1/2.

       1.28. "Retirement" shall mean the retirement of an Employee under an established retirement program of the Employer. "Early Retirement" shall mean the early retirement of an Employee under an established retirement program of the Employer. "Normal Retirement" shall mean the normal retirement of an Employee under an established retirement program of the Employer.

       1.29. "Severance Date" shall mean, for any Employee, the earliest of the dates on which such Employee dies, terminates employment with the Employer and all Affiliated Companies and any successor to the Employer or an Affiliated Company (including the purchaser of assets or a subsidiary as described in Section 10.10), or ceases to be actively employed by the Employer or an Affiliated Company or any successor to the Employer or an Affiliated Company (including the purchaser of assets or a subsidiary as described in Section 10.10) for reasons other than a leave of absence; provided, however, that for purposes of Section 10, a former Employee's Severance Date shall not be earlier than the date such individual ceases to perform services for the Employer and all Affiliated Companies as an employee of another entity. For purposes of determining a Participant's entitlement to a distribution under Section 10, the Severance Date of a Participant who is on layoff status shall be the first day of the month following the expiration of his or her recall rights pursuant to the collective bargaining agreement to which he or she is subject. Notwithstanding the foregoing, for purposes of Sections 1.18, 1.35 and 8.4, 'Severance Date' shall mean, for any Employee, the earliest of the dates on which such Employee dies, terminates employment with the Employer and all Affiliated Companies, or is absent from active employment with the Employer and all Affiliated Companies for one year; provided, however, if the Employee is absent for military service required by law, the Employee shall not incur a Separation from Service Date if such Employee returns to service with the Employer or an Affiliated Company within 90 days of his or her release from active military duty or any longer period during which his or her right to reemployment is protected by law.

       1.30. "Total and Permanent Disability" shall mean a physical or mental disability that totally disables the Participant to such an extent that he is rendered wholly and continuously unable to engage in any occupation or perform any work for any kind of compensation of financial value. The disability must be certified by a licensed doctor of medicine to be such as can reasonably be expected to continue during the remainder of the Participant's lifetime.

       1.31. "Trust Fund" shall mean the trust fund created pursuant to
       Section 6 hereof.

       1.32. "Trustee" shall mean the person, firm or corporation appointed by the Committee to manage and control the Trust Fund.

       1.33. "Workweek" shall mean the regularly recurring period of 168 consecutive hours commencing at a fixed time on a fixed day of each calendar week established by a Participant's Employer for the purpose of scheduling the work or determining the Compensation of such Participant.

       1.34. "Year of Employment" shall mean each 12-month period of service beginning on an Employee's Employment Commencement Date and ending on his or her Severance Date. Nonsuccessive periods of service shall be aggregated on the basis that 12 months of service (30 days are deemed to be a month in the case of aggregation of fractional months) equal a Year of Employment. After such aggregation, any remaining period of service of less than 12 months shall be disregarded for purposes of determining a Participant's vested interest under the Plan pursuant to Section 8. If an Employee incurs a Severance Date and, prior to the occurrence of a One-Year Period of Severance, the Employee performs an Hour of Service for the Employer or an Affiliated Company, Years of Employment shall also include the period between such Severance Date and the date on which such Hour of Service is performed. Years of Employment shall include all years of employment with the Employer or an Affiliated Company whether or not the employee qualified as an Employee during those years.

       If a Participant had no vested interest in any of his or her Accounts (other than his or her Basic or Supplementary Non-Deferred Compensation Account, or amounts credited to the Participant pursuant to a rollover or direct transfer) at the time he or she incurred a One-Year Period of Severance, such Participant's pre-severance Years of Employment shall be counted in determining his or her vested percentage under Section 8.2 after a subsequent Employment Commencement Date if the Participant completes an Hour of Service at a time when his or her consecutive One-Year Periods of Severance do not equal or exceed the greater of (a) five (5) or (b) the number of Years of Employment such Participant had to his or her credit prior to his or her One-Year Period of Severance. Otherwise, the Participant's pre-severance Years of Employment shall be canceled.

       Notwithstanding the foregoing, a Participant's Years of Employment after any One-Year Period of Severance shall not increase his or her vested interest in his or her pre-severance Account balance unless the Participant again completes an Hour of Service prior to incurring five
       (5) consecutive One-Year Periods of Severance and only if his or her pre-severance Account balance is restored as described in Section 8.4, if the vested amount was previously distributed.

SECTION 2.  PARTICIPATION
            -------------

       2.1. Each Employee on the first Pay Day of any month beginning on or after January 1, 1993 (or on such other day or days as may be approved by the Committee) shall be eligible on such dates to become a Participant by delivering a properly executed subscription agreement, at such time in advance as may be specified by the Committee.

       2.2. Each Employee may become a Participant by delivering a properly executed subscription agreement to the Superintendent, Plant Manager or General Manager at the plant from which the subscribing Employee is paid or, in the case of Employees located at or paid from the Company's corporate headquarters, to the Manager of the Plan.

       2.3. Each subscription agreement shall be in the form prescribed by the Manager or the Committee; provided, however, that such form shall contain a statement that the subscribing Employee has received a copy of the Prospectus relating to the Plan, that a copy of the Plan has been made available to him or her, and that he or she adopts and agrees to the terms of the Plan.

       2.4. Each Participant's subscription agreement shall also specify the amount of his or her Participant's Contributions or whether the election in Section 3.2 hereof has been made, the rate of his or her Non-Deferred Compensation Contribution and the rate of his or her Deferred Compensation Contribution, determined in accordance with the provisions of Section 3 hereof, to be deducted or withheld from the Compensation paid or otherwise payable to such Participant during each Pay Period, and shall authorize and direct the deposit of such amounts in the Trust Fund pursuant to the provisions of Section 7 hereof.

       2.5. If, as a result of a change in job classification or a transfer to an Affiliated Company, a Participant no longer qualifies as an Employee and becomes eligible to participate in another qualified retirement plan maintained by the Employer or an Affiliated Company which permits the transfer of a Participant's Accounts from this Plan and which contains a vesting provision identical to, or more favorable to the Participant than, that under Section 8.2 hereof, the value of the Participant's Accounts shall be transferred to such other plan and shall continue to vest, to the extent not already vested, in accordance with the provisions of such other plan; provided, however, that the Committee, in its sole discretion, shall refuse to allow a transfer if such transfer would violate the provisions of Section 411(d)(6) of the Code and the regulations thereunder. Upon any such transfer, he or she shall cease to be a Participant hereunder and his or her Accounts shall thereafter be subject to the terms and conditions of such other plan.

SECTION 3.  PARTICIPANT'S, DEFERRED COMPENSATION AND NON-DEFERRED COMPENSATION
            ------------------------------------------------------------------
            CONTRIBUTIONS
            -------------

       3.1. Unless the Participant is eligible to make Deferred and Non-Deferred Compensation Contributions pursuant to Sections 3.2 and 3.3, a Participant's subscription agreement shall specify an amount per Workweek to be deducted from the Compensation that would otherwise be paid to the Participant during the Plan Year for which the subscription agreement is received and subsequent Plan Years and shall authorize and direct the deposit of such amount in the Trust Fund pursuant to Section 7 hereof. Each Participant's subscription shall be for an amount per Workweek which is a multiple of $.50 and which is neither less than $2.00 nor more than that multiple of $.50 most nearly approximating 5% of such Participant's weekly salary or wages. The maximum subscription so permitted for each Participant for any Plan Year shall be computed on the basis of such Participant's average weekly compensation for the calendar year preceding such Plan Year, as reported on the Participant's Form W-2, or the Participant's hourly base rate of pay in effect on January

       1 (or the first date on which the Participant has an hourly base rate, if later) of such Plan Year multiplied by forty, whichever is greater. Payroll deductions for each Participant's Contributions in respect of each Plan Year will begin with a deduction from Compensation for the first Pay Period during which the Employee is a Participant for which payment is made during such Plan Year, or if for any reason it is impossible or impracticable to make such deduction in preparing the payroll for such Pay Period, then with the first succeeding payroll which includes such Participant's name and in the preparation of which such deduction may practicably be made. The first and each succeeding such payroll deduction made pursuant to the subscription of any Participant will be deposited promptly in the Trust Fund created under the Plan in respect of such Plan Year. Participant's Contributions shall give rise to Company Contributions pursuant to the provisions of Section 4.1 hereof.

       3.2. If specified on Appendix A, a Participant may elect in the subscription agreement to reduce his or her Compensation that would otherwise be paid and to direct the Employer to deposit an amount equal to such reduction in the Trust Fund pursuant to Section 7 hereof.
       Subject to the provisions of Sections 3.3, 3.4, 5.5, 5.6, 5.7, 5.8 and 5.9, and any applicable limitations imposed by law, the rate of reduction in Compensation shall be 1%, 2%, 3%, 4%, 5%, 6%, 7%, 8%, 9%, 10%, 11%,
       12%, 13%, 14% or 15% of the Compensation otherwise payable to the Participant in each Pay Period, rounded to the nearest whole dollar.
       Such rate shall be designated as the rate of Deferred Compensation Contributions and the amounts so deposited in the Trust Fund shall be designated as Deferred Compensation Contributions. Deferred Compensation Contributions up to and including 5% of Compensation shall be designated as Basic Deferred Compensation Contributions, which shall give rise to Matching Employer Contributions pursuant to the provisions of Section 4 hereof. Deferred Compensation Contributions in excess of 5% of Compensation shall be designated as Supplementary Deferred Compensation Contributions, and shall not give rise to Matching Employer Contributions.

       3.3. The subscription agreement executed by each Participant who is eligible to make Deferred Compensation Contributions hereunder shall also specify the rate of his or her Non-Deferred Compensation Contributions to be paid into the Trust Fund. Subject to the provisions of Sections 3.3, 3.4, 5.5, 5.6, 5.7, 5.8 and 5.9, and any applicable limitations imposed by law, the rate of Non-Deferred Compensation Contributions shall be 0% (if only Deferred Compensation Contributions are made pursuant to Section 3.2 hereof), 1%, 2%, 3%, 4%, 5%, 6%, 7%, 8%, 9%, 10%, 11%, 12%, 13%, 14% or
       15% of the Compensation paid to a Participant in each Pay Period, rounded to the nearest whole dollar; provided, however, that the sum of the rate of Deferred Compensation Contributions and the rate of Non-Deferred Compensation Contributions in any Pay Period shall not exceed 15% of the Compensation then paid or otherwise payable to a Participant. If a Participant's rate of Deferred Compensation Contribution is less than 5%, then Non-Deferred Compensation Contributions up to and including the product of (a) the Compensation paid or otherwise payable to the Participant in each Pay Period, and (b) the difference between (i) 5%, and (ii) the rate of Deferred Compensation Contributions, shall be designated as Basic Non-Deferred Compensation Contributions, which shall give rise to Matching Employer Contributions pursuant to the provisions of Section 4 hereof. Non-Deferred Compensation Contributions in excess of this product shall be designated as Supplementary Non-Deferred Compensation Contributions, and shall not give rise to Matching Employer Contributions. If a Participant's rate of Deferred Compensation Contribution exceeds 4%, then there shall be no Basic Non-Deferred Compensation Contributions and all Non-Deferred Compensation Contributions shall be designated as Supplementary Non-Deferred Compensation Contributions, and shall not give rise to Matching Employer Contributions.

       3.4. Notwithstanding Section 3.2, Deferred Compensation Contributions may not exceed the Maximum Deferral with respect to each Participant in any Plan Year. If a Participant's elected Deferred Compensation Contributions for any Plan Year would exceed the Maximum Deferral in a Pay Period, an amount will be deposited which would bring the Participant's Deferred Compensation Contributions to a level equal to the Maximum Deferral. Upon reaching the Maximum Deferral, the Participant's Deferred Compensation Contributions for the Plan Year shall cease. For Plan Years prior to January 1, 1990, the Participant's Non-Deferred Compensation Contributions shall also cease upon reaching the Maximum Deferral unless the Participant elects, in the manner prescribed by the Manager or the Committee, that Non-Deferred Compensation Contributions shall continue to be made or commence to be made on his behalf.
       Effective for Plan Years beginning on or after January 1, 1990, the Participant's total rate of contributions in effect immediately prior to reaching the Maximum Deferral shall be converted to a Non-Deferral Compensation Contribution rate unless the Participant elects, in the manner prescribed by the Manager or the Committee, that Non-Deferral Compensation Contributions be made at a different rate. With respect to any Plan Year following the Plan Year in which the Participant has made the Maximum Deferral, unless the Participant delivers a properly executed contribution rate change form, at the time and in the manner prescribed by the Manager or the Committee, the Participant's rate of Deferred Compensation Contribution and Non-Deferred Compensation Contribution shall commence at the rate in effect immediately prior to the Participant reaching the Prior Plan Year's Maximum Deferral.

       3.5. Anything to the contrary notwithstanding, Contributions may not be made by or on behalf of a Participant:

            (a) at any time during which he or she is eligible to make deposits as a 'Participant' of the Scott Paper Company Salaried Investment Plan;

            (b) during any period of time in which such Participant no longer qualifies as an Employee;

            (c) during any period of time in which such Participant ceases to be employed at a Participating Location;

            (d) during the period of time commencing on his or her Severance Date, and ending on his or her next Employment Commencement Date; or

            (e) who has not delivered a properly executed subscription agreement in accordance with the provisions of Section 2 and this
            Section 3.

       In addition, a Participant shall not be eligible to make Participant's Contributions under Section 3.1 at any time during which he or she is eligible to make Deferred and Non-Deferred Compensation Contributions under Sections 3.2 and 3.3.

       3.6. Notwithstanding the provisions of Section 3.5 hereof, any Participant who is making Participant's Contributions hereunder and who shall be temporarily absent from active employment without Compensation for any period including one or more entire Workweeks by reason of Disability or duly authorized leave of absence (but not by reason of strike or layoff) may, at his or her option:

            (a) discontinue his or her Participant's Contributions in the then current Plan Year during such absence and receive full credit for all Participant's Contributions made therein by him or her prior and subsequent to such absence and the Company Contributions made thereon and any earnings on such Participant's Contributions and Company Contributions; or

            (b) continue to make Participant's Contributions during such Plan Year, by payments which shall be made at such times and in such manner as shall be prescribed therefor by the Committee. The Committee may, at its discretion, accept any such payment received after its prescribed due date but in no event later than the end of the Plan Year to which such payment relates. If not accepted, such payment and any payment subsequently tendered by the Participant shall be returned to him or her. Any Participant who fails to render any payment required by this option, or whose payment is not accepted by the Committee as hereinabove provided, shall nevertheless remain in good standing and receive full credit in the current Plan Year for all Participant's Contributions made by him or her prior to, during and subsequent to such absence and the Company Contributions made thereon and any earnings on such Participant's Contributions and Company Contributions.

       3.7. Amounts representing Participant's Contributions, Deferred Compensation and Non-Deferred Compensation Contributions shall be deducted or withheld from payrolls, and such amounts shall, not less frequently than monthly, be paid into the Trust Fund; provided, however, that the Employer may, in its discretion, transmit any monies to be invested by an insurance company managing or maintaining a Fund hereunder, directly to such insurance company not less frequently than monthly. Contributions by or on behalf of a Participant shall cease automatically on the Pay Day preceding commencement of his or her leave of absence without Compensation, and such Contributions shall resume upon the first Pay Day following the termination of such leave. Anything to the contrary herein notwithstanding, no Company Contributions or Matching Employer Contributions shall be made to a Participant's Account in respect of any Pay Period during which no Participant's Contributions or Basic Contributions, respectively, are made by or on behalf of such Participant; nor shall any Participant be permitted to make Contributions other than as specifically provided hereunder.

       3.8. Subject to the provisions of Sections 3.4, 5.6 and 5.7, the amount of Participant's Contributions, and the rates of Deferred Compensation and Non-Deferred

       Compensation Contributions specified by a Participant shall remain in effect until changed by request of the Participant in the manner prescribed by the Manager or the Committee. Such a request shall be made no later than the fifteenth day of the month preceding the effective date; the effective date of any such change shall be the first Pay Day of a month.

       3.9. The amount of each Participant's Deferred and Non-Deferred Contributions shall be determined according to his or her Compensation from time to time, but his or her rates of Contribution shall be changed only as prescribed in Section 3.8 above.

       3.10. A Participant may reduce his or her rates of Contributions to zero without withdrawing from the Plan by making a request in accordance with the provisions of Section 3.8 above.

SECTION 4.  COMPANY CONTRIBUTIONS, MATCHING EMPLOYER CONTRIBUTIONS AND PROFIT
            -----------------------------------------------------------------
            SHARING CONTRIBUTIONS
            ---------------------

       4.1. Subject to the provisions of Section 14.1 hereof, the Employer shall contribute, not less frequently than monthly, an amount equal to fifty percent (50%) of each Participant's Contributions, or that percentage of Participant's Contributions otherwise specified on Appendix A; provided, however, that any Company Contribution that exceeds either 50% of Participant's Contributions or 2-1/2% of Compensation must be approved by the Chairman of the Board of the Company. Such Company Contributions shall be paid or credited under the Plan within a reasonable time after the Participant's Contributions are made; provided, however, that Company Contributions for any Plan Year shall be paid to the Trust Fund no later than the time prescribed under Section 404(a)(6) of the Code.

       4.2. Subject to the provisions of Section 14.1 hereof, the Employer shall, not less frequently than monthly, pay or cause to be paid to the Trustee, or, at the Employer's discretion, directly to an insurance company managing or maintaining a Fund hereunder, an amount equal to that percentage of Basic Contributions specified on Appendix A; provided, however, that any Matching Employer Contribution that exceeds either 50% of Basic Contributions or 2-1/2% of Compensation must be approved by the Chairman of the Board of the Company. Such Employer Contributions shall be designated as Matching Employer Contributions.

       4.3. In each Plan Year, if specified on Appendix A with respect to an Employee's Participating Location and at the discretion of the Employer, the Employer may make Profit Sharing Contributions to the Plan for every Participant in an amount to be determined by the Employer from current or accumulated net profits. Profit Sharing Contributions shall be allocated equally among all Employees at the Participating Location, and each such Employee shall become a Participant of the Plan with respect to such Profit Sharing Contributions.

       4.4. Notwithstanding the above, Company Contributions, Matching Employer Contributions and Profit Sharing Contributions shall be made only out of current or accumulated profits as determined in accordance with generally accepted accounting principles and shall not exceed the aggregate thereof at the time of such Contributions. If the current or accumulated profits of any Employer are not sufficient to permit the required Contributions, then so much of the Contributions which such Employer is not permitted to make may be made by any other Employer to the extent of its current or accumulated profits remaining after adjustment for Contributions made on behalf of its Employees. No reimbursement shall be required as a result thereof. If the current or accumulated profits of the Company and all Participating Companies are not sufficient to permit the required Contributions, the Employer may make such Contributions at a subsequent time when then current or accumulated profits permit; provided, however, that the Participant's Contributions or Basic Contributions to which such Company Contributions or Employer Contributions relate must still be in the Trust Fund; and provided further, that such Contributions must not cause the limits imposed by Section 5.5 hereof to be exceeded.

       4.5. The expenses of establishing and administering the Plan shall be paid from the Trust Fund and allocated among the Accounts of the Participants in the same manner as investment losses experienced proportionately by all Accounts in the Trust Fund, except to the extent that the Company, in its sole discretion, has determined that the Employer shall pay any such expenses. The transfer taxes, brokerage fees and other expenses in connection with the purchase, sale or distribution of Company Common Stock shall be paid by the Trust Fund, and shall be deemed part of the cost of such Company Common Stock, or deducted in computing the sale proceeds therefrom, as the case may be, except to the extent that the Company, in its sole discretion, determines that such taxes, fees or expenses (other than transfer taxes on distribution) shall be paid by the Employer.

       4.6. All Company, Matching Employer, Profit Sharing and Deferred Compensation Contributions under the Plan are conditioned upon the deductibility of such Contributions under Section 404 of the Code and to the extent the deduction is disallowed, shall be returned to the Employer within one year after the disallowance of the deduction. That portion of the Contributions returned to the Employer which is attributable to Deferred Compensation Contributions shall thereafter be paid (subject, however, to the withholding of taxes and other amounts as though such amounts were current Compensation) by the Employer to the Employees from whose Compensation such amounts were obtained. Earnings attributable to such Contributions shall not be returned to the Employer but losses attributable thereto shall reduce the amount to be so returned. For purposes of this Section 4.6, Contributions which are not deductible in the current taxable year of the Employer but which may be deducted in taxable years subsequent to the year in respect of which it is made, shall not be considered to be disallowed.

       4.7. If Company, Matching Employer, Profit Sharing and Deferred Compensation Contributions are made by reason of a mistake of fact, such Contributions shall be returned to the Employer within one year after such Contributions are made. The amount which may be returned to the Employer shall not exceed the excess of (i) the amount contributed, over
       (ii) the amount that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. That portion of the Contributions returned to the Employer which is attributable to Deferred Compensation Contributions shall thereafter be paid (subject, however, to the withholding of taxes and other amounts as though such amounts were current Compensation) by the Employer to the Employees from whose Compensation such amounts were obtained. Earnings attributable to the excess Contributions shall not be returned to the Employer but losses attributable thereto shall reduce the amount to be so returned.

SECTION 5.  ALLOCATION OF CONTRIBUTIONS
            ---------------------------

       5.1. Participant's Contributions in respect of any Plan Year shall be allocated to the Participant's Deposit Account and shall be invested in accordance with the provisions of Section 5.3 hereof. Any earnings or appreciation (less losses and depreciation) attributable to such Contributions shall also be allocated to the Deposit Account producing same.

       5.2. A Participant's Basic Deferred Compensation Contributions and Supplementary Deferred Compensation

       Contributions in respect of any Plan Year shall be allocated to his or her Basic Deferred Compensation Account and Supplementary Deferred Compensation Account, respectively, and shall be invested in accordance with the provisions of Section 7 hereof. Any earnings or appreciation (less losses and depreciation) attributable to such Contributions shall be allocated to the respective Account producing same.

       5.3. A Participant's Company Contributions, Matching Employer Contributions or Profit Sharing Contributions in respect of any Plan Year shall be allocated to his or her Company Contribution Account, Matching Employer Account, or Profit Sharing Account, respectively. Except as provided in Section 7.1, all Member's Contributions, all Company Contributions, all Profit Sharing Contributions and fifty percent (50%) of the Matching Employer Contributions shall be invested in the Company Common Stock Fund and the remaining fifty percent (50%) of the Matching Employer Contributions shall be invested in the Funds in the same proportion that the Participant designates for the Basic and Supplementary Contributions in accordance with the provisions of Section 7 hereof. Any earnings or appreciation (less losses and depreciation) attributable to such Contributions shall be allocated to the Matching Employer Account producing same. Notwithstanding the foregoing, the Trustee in the exercise of sound discretion, pending the purchase of Company Common Stock or the disbursement of cash may hold a reasonable portion of the Trust Fund attributable to such Contributions in cash and deposit same with any banking or savings institution, including the banking department of the Trustee if the Trustee is a bank, or may invest the same in demand and short-term notes, short-term United States Government obligations, savings bank deposits, commercial paper, other money market instruments and part interests in one or more of the foregoing.

       5.4. A Participant's Basic Non-Deferred Compensation Contributions and Supplementary Non-Deferred Compensation Contributions in respect of any Plan Year shall be allocated to his or her Basic Non-Deferred Compensation Account and Supplementary Non-Deferred Compensation Account, respectively, and shall be invested in accordance with the provisions of
       Section 7 hereof. Any earnings or appreciation (less losses and depreciation) attributable to such Contributions shall be allocated to the respective Account producing same.

       5.5. Anything to the contrary herein notwithstanding, no Contribution hereunder shall be made which will violate the limitations set forth below:

            (a) The Annual Addition to a Participant's Accounts (as such term is defined below) in any Plan Year either solely under the Plan or under an aggregation of the Plan with all other qualified defined contribution plans of the Employer may not exceed the lesser of
            (i) $30,000, or, if greater, twenty-five percent (25%) of the dollar limitation in effect under Section 415(b)(1)(A) of the Code, or (ii) twenty-five percent (25%) of the Employee's total Compensation for the Plan Year.

            (b) If a Participant also participates under any other qualified defined contribution plan or any qualified defined benefit plan maintained by the Employer or an Affiliated Company, all such defined contribution plans shall be considered as one defined contribution plan, and all such defined benefit plans shall be considered as one defined benefit plan. In such event, the sum of the defined contribution plan fraction and the defined benefit plan fraction for any Plan Year shall not exceed 1.0. In determining the allowable limitation referred to in the preceding sentence:

                 (1) The defined benefit plan fraction shall be determined by dividing the projected annual benefit of the Participant under the defined benefit plan by the lesser of:

                      (i) the product of 1.25 and $90,000 (subject to all adjustments as are permitted by, or required under,
                      Section 415 of the Code), or

                      (ii) the product of 1.4 and 100% of the Participant's average annual total Compensation for his or her highest three consecutive years; and

                 (2) The defined contribution plan fraction shall be determined by dividing the sum of all Annual Additions to the Participant's Accounts (as such term is defined below) for all years in which he or she was a participant in any such defined contribution plan by the sum of the lesser of (i) or (ii) below for each year during which the Participant was an employee of the Employer:

                      (i) the product of 1.25 and the dollar limitation in effect under Section 415(c)(1)(A) of the Code for such year, or

                      (ii) the product of 1.4 and 25% of the Participant's total Compensation for such year.

            In the event that the sum of the defined contribution plan fraction and the defined benefit plan fraction would exceed the allowable limitation for any Plan Year, the Participant's anticipated benefit under the defined benefit plan shall be reduced accordingly.

            (c) For purposes of this Section 5.5, the term "Annual Addition" as applied to each Participant shall mean the sum of the following amounts allocated to the Participant's accounts under the Plan or any other qualified defined contribution plan of the Employer or any Affiliated Company: (1) Company Contributions, Profit Sharing Contributions, Matching Employer Contributions, Deferred Compensation Contributions allocated under Section 5.1 hereof (excluding Deferred Compensation Contributions distributed pursuant to Section 5.6), and any other employer contributions; (2) forfeitures; and (3) Member's Contributions, Non-Deferred Compensation Contributions and any other employee contributions. Amounts described in Section 415(l) and 419A(d)(2) of the Code contributed for any Plan Year for the benefit of the Participant shall be treated as an Annual Addition to the extent provided in such sections.

            (d) If a Participant's Annual Addition exceeds the amount specified in Section 5.5(a):

                 (1) the Participant's Contributions and Non-Deferred Compensation Contributions for such Plan Year, if any, shall be refunded to him or her in an amount equal to the lesser of (i) the amount of such Contributions, or (ii) the amount of such excess; and

                 (2) if, after application of Section 5.5(d)(1) above, there remains an excess, the balance, subject to application of
                 Section 5.5(a) shall be held in a "Suspense Account" and allocated in subsequent Plan Years as if it were a forfeiture arising in such subsequent Plan Years; provided, however, to the extent any portion of a Participant's Deferred Compensation Contributions are determined to be excess under this Section, such Deferred Compensation Contributions, with income thereon, shall be refunded to him or her as soon as administratively practicable.

            (e) For purposes of this Section, "Compensation" shall include wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with an Employer maintaining the Plan or any Affiliated Company, but shall not include the following:

                 (1) contributions made to a deferred compensation plan which, without regard to Section 415 of the Code, are not includable in the Participant's gross income for the taxable year in which contributed;

                 (2) contributions made on behalf of a Participant to a SEP to the extent they are deductible by the Participant under Section 219(b)(7) of the Code;

                 (3) distributions from a deferred compensation plan (except from an unfunded non-qualified plan when includable in gross income);

                 (4) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by a Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                 (5) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; or

                 (6) other amounts which receive special tax benefits, such as premiums for group term life insurance (to the extent excludable from gross income) or employer contributions towards the purchase of an annuity contract described in Section 403(b) of the Code.

       5.6. (a) Notwithstanding anything herein to the contrary, a Participant's Deferred Compensation Contributions made under this Plan and elective deferrals made under any other qualified plan maintained by the Employer or an Affiliated Company for any taxable year shall not exceed the Maximum Deferral.

             (b)  (1)  If the Participant's Deferred Compensation Contributions
                 made under this Plan and his
                 elective deferrals made under any other qualified cash or deferred arrangement maintained pursuant to Section 401(k) of the Code by a company other than the Employer or an Affiliated Company for a taxable year exceed the Maximum Deferral, the Participant may allocate to the Plan any or all of such excess deferrals. The Participant shall notify the Committee of such allocation in writing no later than the March 1 following the taxable year in which the excess deferrals were made.

                 (2) If the Participant's Deferred Compensation Contributions made under this Plan and his elective deferrals made under any other qualified cash or deferred arrangement maintained pursuant to Section 401(k) of the Code by the Employer or an Affiliated Company for a taxable year exceed the Maximum Deferral, the Participant shall be deemed to have made a claim for distribution of excess elective deferrals and the Manager shall coordinate corrective action under this Plan with the manager of such other cash or deferred arrangement.

            (c) Notwithstanding any other provisions of the Plan, not later than the April 15th following the close of the taxable year, the Committee shall distribute to the Participant the excess deferrals allocated to the Plan pursuant to Section 5.6(b) (adjusted for any income or loss attributable thereto, calculated, as of the date of distribution, in accordance with Treasury regulations, in a uniformly applicable method selected by the Committee; subject, however, to the withholding of taxes and other amounts as though such amounts were current remuneration; and reduced by any amounts previously distributed or recharacterized as Non-Deferred Compensation Contributions under Section 5.7(d)). Matching Employer Contributions (excluding Matching Employer Contributions that are returned to the Company pursuant to Section 5.8), made for Plan Years beginning on or after January 1, 1992 that a Participant has received on account of his excess deferrals shall be forfeited, with income thereon (calculated, in accordance with Treasury regulations, in a uniformly applicable method selected by the Committee), and shall be used to reduce the amount of Matching Employer Contributions otherwise required to be contributed under the Plan in accordance with Section 8.4.

     5.7. (a) The Average Deferral Percentage for all eligible Employees who are Highly Compensated Employees shall not exceed the greater of (1) or (2), as follows:

                 (1) The Average Deferral Percentage for all eligible Employees who are not Highly Compensated Employees, multiplied by 1.25, or

                 (2) The Average Deferral Percentage for all eligible Employees who are not Highly Compensated Employees, multiplied by 2.0; provided that the Average Deferral Percentage for Highly Compensated Employees may not exceed the Average Deferral Percentage for eligible Employees who are not Highly Compensated Employees by more than two percentage points.

            (b) For purposes of Section 5.7(a), the term "Average Deferral Percentage" as applied to a specified group of eligible Employees shall mean the average of the ratios, calculated separately for each such eligible Employee in such group, of:

                 (1) the amount of Deferred Compensation Contributions (excluding any Deferred Compensation Contributions that are (i) taken into account in determining the Average Contribution Percentage described in Section 5.8, (ii) distributed to an Employee who is not a Highly Compensated Employee pursuant to a claim for benefits under Section 5.6, or (iii) returned to the Participant pursuant to Section 5.5), to

                 (2)  the Employee's Compensation for such Plan Year.

            (c) For the purposes of this Section, the deferral percentage of a Highly Compensated Employee who is an eligible Employee under this Plan and who has made elective deferrals under any other qualified cash or deferred arrangement maintained by the Employer or an Affiliated Company (excluding plans that are not permitted to be aggregated under Treas. Reg. (S)1.401(k)-1(b)(3)(ii)(B)) shall be the sum of his deferral percentages under all such plans.

            (d) If the Average Deferral Percentage for all eligible Employees who are Highly Compensated Employees exceeds the amount specified in
            Section 5.7(a) for any Plan Year, the amount specified in Section 5.7(b)(1) for the Highly

            Compensated Employee(s) with the highest deferral percentage shall be reduced so that his or her deferral percentage is reduced to the greater of (a) such percentage that enables the Plan to satisfy the Average Deferral Percentage test, or (b) a percentage equal to the deferral percentage of the Highly Compensated Employee(s) with the next highest percentage. This procedure shall be repeated until the Average Deferral Percentage test is satisfied. The amount of Deferred Compensation Contributions so reduced, together with the attributable income thereon (calculated, in accordance with Treasury regulations, in a uniformly applicable method selected by the Committee), including income for the Plan Year for which the excess amounts were contributed and income for the period between the end of the Plan Year and the date of distribution, shall, at the Committee's direction, be (a) recharacterized as Non-Deferred Compensation Contributions (except that such amount recharacterized shall continue to be treated as Deferred Compensation Contributions for purposes of Section 9), no later than two and one-half months immediately following the close of such Plan Year; or (b) paid (subject, however, to the withholding of taxes and other amounts as though such amounts were current remuneration) by the Employer to the Employees from whose Compensation such amount was obtained.
            Such payment shall be made within two and one-half (2 1/2) months following the close of such Plan Year, if administratively practicable, but in no event later than twelve (12) months following the close of the Plan Year. Matching Employer Contributions (excluding Matching Employer Contributions that are returned to the Company pursuant to Section 5.8 and Matching Employer Contributions received on account of contributions that are recharacterized as Basic Non-Deferred Compensation Contributions) made for Plan Years beginning on or after January 1, 1992 that a Participant has received on account of his excess deferrals shall be forfeited, with income thereon (calculated, in accordance with Treasury regulations, in a uniformly applicable method selected by the Committee), and shall be used to reduce the amount of Matching Employer Contributions otherwise required to be contributed under the Plan in accordance with Section 8.4.

            (e) For purposes of determining the deferral percentage of a Highly Compensated Employee who is a five-percent owner (as defined in Section 416(i) of the Code and the regulations issued thereunder), or who is one of the top 10 Highly Compensated Employees based on Compensation (as defined in Section 1.14) received during the Plan Year of reference, the amount of Deferred Compensation Contributions (in dollars) and the Compensation of such Highly Compensated Employee shall be aggregated with the Deferred Compensation Contributions (in dollars) and the Compensation, respectively, of
            (i) all Eligible Employees (if any) who are Family Members of such Highly Compensated Employee and who are Highly Compensated Employees, or (ii) all Eligible Employees (if any) who are Family Members of such Highly Compensated Employee; whichever produces the highest ratio of aggregated Deferred Compensation Contributions to aggregated Compensation. Such ratio shall be the deferral percentage attributable to the Highly Compensated Employee, and the Family Member(s) shall not be considered a separate Employee in determining the Average Deferral Percentage hereunder. For purposes of this paragraph, "Family Member" means, with respect to an Employee, such Employee's spouse and lineal ascendants and descendants and the spouses of such lineal ascendants and descendants, taking into account legal adoptions.

            (f) For purposes of Sections 5.7(b) and, except as otherwise provided therein, Section 5.7(e), the term "Compensation" shall mean all compensation for services performed for the Employer which is required to be reported in Box 10 on the Employee's Form W-2, and, at the election of the Company, any Deferred Compensation Contributions and other amounts excluded from gross compensation under Section 125 or 402(a)(8) of the Code.

       5.8. (a) The Average Contribution Percentage for all eligible Employees who are Highly Compensated Employees shall not exceed the greater of (1) or (2), as follows:

                 (1) The Average Contribution Percentage for all eligible Employees who are not Highly Compensated Employees, multiplied by 1.25, or

                 (2) The Average Contribution Percentage for all eligible Employees who are not Highly Compensated Employees, multiplied by 2.0; provided that the Average Contribution Percentage for Highly Compensated Employees may not exceed the Average Contribution Percentage for eligible Employees who are not Highly Compensated Employees by more than two percentage points.

            (b) For purposes of Section 5.8(a), the term "Average Contribution Percentage" as applied to a specified group of eligible Employees shall mean the average of the ratios, calculated separately for each such Employee in such group, of:

                 (1) the amount of Company Contributions, Matching Employer Contributions (to the extent permitted by Section 401(m) of the Code and the regulations issued thereunder), Participant's Contributions, Non-Deferred Compensation Contributions (including Deferred Compensation Contributions recharacterized as Non-Deferred Compensation Contributions under Section 5.7(d)), if any, and, at the discretion of the Committee, the amount of Deferred Compensation Contributions paid to the Plan on behalf of each such Employee for such Plan Year, to

                 (2)  the Employee's Compensation for such Plan Year.

                      Deferred Compensation Contributions may be taken into
                 account under this Section only to the extent permitted by Treasury regulations.

                      For the purposes of this Section, the contribution
                 percentage of a Highly Compensated Employee who is an eligible Employee under this Plan and who has made after-tax contributions (including any elective deferrals recharacterized as after-tax contributions) or received matching contributions under any other qualified retirement plan maintained by the Employer or an Affiliated Company (excluding plans that are not permitted to be aggregated under Treas. Reg. (S)1.401(m)- 1(b)(3)(ii)) shall be the sum of his contribution percentages under all such plans.

            (c) If the Average Contribution Percentage for all eligible Employees who are Highly Compensated Employees exceeds the amount specified in Section 5.8(a) for any Plan Year, the amount specified in Section 5.8(b)(1) for the Highly Compensated Employee(s) with the highest contribution percentage shall be reduced so that his or her contribution percentage is reduced to the greater of (a) such percentage that enables the Plan to satisfy the Average Contribution Percentage test, or (b) a percentage equal to the contribution percentage of the Highly Compensated Employee(s) with the next highest percentage. This procedure shall be repeated until the Average Contribution Percentage test is satisfied. The amount so reduced, together with the attributable income thereon (calculated, in accordance with Treasury regulations, in a uniformly applicable method selected by the Committee), including income for the Plan Year for which the excess amounts were contributed and income for the period between the end of the Plan Year and the date of distribution, shall be deemed to have been contributed to the Plan by mistake of fact, shall be refunded to the Employer, and the portion attributable to Participant Contributions and Non-Deferred Compensation Contributions shall thereafter be paid (subject, however, to the withholding of taxes and other amounts as though such amounts were current remuneration) by the Employer to the Employees from whose Compensation such amount was obtained. Such payment shall be made within two and one-half (2 1/2) months following the close of such Plan Year, if administratively practicable, but in no event later than twelve (12) months following the close of the Plan Year. Matching Employer Contributions (excluding Matching Employer Contributions that are returned to the Company pursuant to Section 5.8) made for Plan Years beginning on or after January 1, 1992 that a Participant has received on account of his excess contributions shall be forfeited, with income thereon (calculated, in accordance with Treasury regulations, in a uniformly applicable method selected by the Committee), and shall be used to reduce the amount of Matching Employer Contributions otherwise required to be contributed under the Plan in accordance with Section 8.4.

            (d) For purposes of determining the contribution percentage of a Highly Compensated Employee who is a five-percent owner (as defined in Section 416(i) of the Code and the regulations issued thereunder), or who is one of the top 10 Highly Compensated Employees based on Compensation (as defined in Section 1.14) received during the Plan Year of reference, the amount of the Participant's Contributions, Non-Deferred Compensation Contributions (in dollars), Matching Employer Contributions, and the Compensation of such Highly Compensated Employee shall be aggregated with the Participant's Contributions, Non-Deferred Compensation Contributions, Matching Employer Contributions and the Compensation respectively, of (i) all Eligible Employees (if any) who are Family Members of such Highly Compensated Employee and who are Highly Compensated Employees, or (ii) all Eligible Employees (if any) who are Family Members of such Highly Compensated Employee; whichever produces the highest ratio of aggregated Non-Deferred Compensation Contributions to aggregated Compensation. Such ratio shall be the contribution percentage attributable to the Highly Compensated Employee, and the Family Member(s) shall not be considered a separate Employee in determining the Average Contribution Percentage hereunder. For purposes of this paragraph, "Family Member" means, with respect to an Employee, such Employee's spouse and lineal ascendants and descendants and the spouses of such lineal ascendants and descendants, taking into account legal adoptions.

            (e) For purposes of this Section 5.8, the term "Compensation" shall have the meaning set forth in Section 5.7(f).

       5.9. (a) For any Plan Year, the sum of the Average Deferral Percentage and the Average Contribution Percentage for all Eligible Employees who are Highly Compensated Employees shall not exceed the greater of (1) or
       (2) where:

                 (1) is the sum of:

                      (i) the product of 1.25 and the greater of (A) the Average Deferral Percentage for all Eligible Employees who are not Highly Compensated Employees; or (B) the Average Contribution Percentage for all Eligible Employees who are not Highly Compensated Employees; and

                      (ii) the product of 2.0 and the lesser of (1)(i)(A) or
                      (1)(i)(B) above; provided, however, that in no event shall this amount exceed the lesser of (1)(i)(A) or (1)(i)(B) above by more than two percentage points; and

                 (2) is the sum of:

                      (i) the product of 1.25 and the lesser of (A) the Average Deferral Percentage for all Eligible Employees who are not Highly Compensated Employees; or (B) the Average Contribution Percentage for all Eligible

                      Employees who are not Highly Compensated Employees; and

                      (ii) the product of 2.0 and the greater of (2)(i)(A) or
                      (2)(i)(B) above; provided, however, that in no event shall this amount exceed the greater of (2)(i)(A) or (2)(i)(B) above by more than two percentage points.

            (b) If the limitation in this Section is not met, the deferral percentage or the contribution percentage of Eligible Employees who are Highly Compensated Employees shall be reduced in the manner prescribed in Sections 5.6 or 5.7, as applicable, until such limitation is met.

       5.10. If the Committee deems it necessary or advisable in order to meet the requirements of Section 401 of the Code or Section 5.7, 5.8 or 5.9 above, then, anything to the contrary notwithstanding and subject to any applicable limitations imposed by law, the Committee may, in its sole discretion, such discretion to be exercised in a uniform and nondiscriminatory manner, take any or all of the following actions: (a) reduce a Participant's rate of Deferred Compensation Contribution or his or her rate of Non-Deferred Compensation Contribution; (b) pay a Participant some or all of the Deferred Compensation Contributions allocated to his or her Accounts for a Plan Year (in accordance with applicable regulations under Section 401(k) of the Code); (c) make additional Employer nonelective contributions to the Plan (in accordance with applicable regulations under Section 401(k) of the Code); or (d) recharacterize Deferred Compensation Contributions as Non-Deferred Compensation Contributions (in accordance with applicable regulations under Section 401(k) of the Code).

       5.11. An Employee (regardless of whether he or she is a Participant) may deposit into the Plan the entire amount received as a distribution from another qualified trust forming part of a plan described in Section 401(a) of the Code or from an individual retirement program described in
       Section 408 of the Code but only if the deposit qualifies as a tax-free rollover as defined in Section 402 of the Code. If the deposit does not qualify as a tax-free rollover, the amount of the deposit shall be refunded to the Employee. In addition to the foregoing, the Committee, in its sole discretion, may direct the Trustee to accept, on behalf of any Employee, an amount transferred directly from another qualified trust forming part of a qualified plan described in Section 401(a) of the Code and such amount shall be treated as a rollover and deposited into the Plan for such Employee. Amounts credited to an Employee pursuant to a rollover or direct transfer shall be credited to the appropriate Account based upon the type of contribution or contributions giving rise to the amount transferred to the Plan. All such amounts rolled over or transferred from the Scott Paper Company Salaried Investment Plan pursuant to this Section shall be invested in the same Funds in which such amounts were invested in the transferor plan and thereafter shall be subject to the investment provisions of Section 7 hereof. All such amounts rolled over or transferred from the Scott Paper Company Employee Stock Ownership Plan pursuant to this Section shall be invested in the Company Common Stock Fund and thereafter shall be subject to the investment provisions of Sections 7.3 and 7.4 hereof. An Employee who is not a Participant shall be treated as a Participant with respect to amounts rolled over or transferred hereunder for purposes of valuations, investments and distributions.

       5.12. For purposes of Sections 5.7, 5.8, and 5.9, this Plan shall be aggregated and treated as a single plan with other plans maintained by the Employer or any Affiliated Company to the extent that this Plan is aggregated with any other plan for purposes of satisfying Section 410(b) of the Code (other than Section 410(b)(2)(A)(ii) of the Code).

SECTION 6.  TRUST FUND
            ----------

       6.1. The Company shall enter into one or more Trust Agreements with such Trustee or Trustees as may from time to time be appointed by the Committee, and the terms of such Trust Agreements, as the same may be amended from time to time, shall be incorporated herein by reference.
       The Committee may from time to time modify, alter, amend or terminate any Trust Agreement hereunder or enter into such further agreements with such Trustee or other parties to any extent that it may deem advisable to carry the Plan into effect or to facilitate its administration including, but without limiting the generality of the foregoing, any amendment deemed necessary to ensure the continued tax exempt status of the Trust under Section 501(a) of the Code; provided, however, that no such amendment shall have the effect of diverting the whole or any part of the principal or income of the Trust Fund to purposes other than for the exclusive benefit of Participants or their Beneficiaries; and provided, further, that no such amendment shall increase the duties or responsibilities of a Trustee without its consent thereto in writing. Copies of all Trust Agreements and all amendments thereto, and of such further agreements with the Trustee and all amendments thereto, shall be delivered to any Participant upon written request of such Participant in the manner prescribed by the Manager or the Committee.

       6.2. To the extent not otherwise directed by any Participant or by the Committee, the Trustees shall have such powers as to investments, reinvestments, control and disbursement of the Trust Fund (other than with respect to the payment of benefits hereunder) as are set forth in the Trust Agreement; provided, however, that the Committee may appoint one or more investment managers to direct the Trustees with respect to the investment of any portion of the Trust Fund, each such investment manager to be either a bank, an investment manager registered under the Investment Advisors Act of 1940, or an insurance company qualified to do business under the laws of more than one State. The Committee may remove any Trustee at any time upon such notice as is required by the Trust Agreement, and upon such removal or upon the resignation of the Trustee, the Committee shall designate a successor Trustee.

       6.3. The Trust Fund shall consist of the Company Common Stock Fund and such other Funds as have been established by the Committee. The Committee may, from time to time, in its discretion, establish additional Funds or terminate any Fund. The Funds may include, but shall not be limited to, funds managed by the Trustee, by an insurance company, or by an investment company regulated under the Investment Company Act of 1940.

       6.4. Any of the Funds referred to in Section 6.3 above may, in whole or in part, be invested in any common, collective, or commingled trust fund maintained by the Trustee or another financial institution, which is invested principally in property of the kind specified for that particular investment Fund or for the temporary investment of assets, and which is maintained for the investment of the assets of plans and trusts which are qualified under the provisions of Section 401(a) of the Code and exempt from Federal taxation under the provisions of Section 501(a) of the Code, and during such period of time as an investment through any such medium exists the declaration of trust of such trust shall constitute a part of the applicable Trust Agreement.

       6.5. All interest, dividends, and other income, as well as cash received from the sale or exchange of securities or other property, produced by each of the Funds shall be reinvested in the same Fund which produced such proceeds, interest, dividends or other income.

SECTION 7.  INVESTMENT DIRECTIONS
            ---------------------

       7.1. The subscription agreement executed by each Employee who elects to become a Participant pursuant to the provisions of Section 2 hereof and who is eligible to make Deferred Compensation Contributions and Non-Deferred Compensation Contributions pursuant to Sections 3.2 and 3.3 hereof shall, in the manner prescribed by the Manager or the Committee, direct that his or her Basic and Supplementary Contributions be paid into and invested in any one or more of the Funds in such percentages as the Participant may direct; provided, however, that such percentage investment in any Fund shall be in multiples of one percent (1%) of the Basic and Supplementary Contributions. The remaining fifty percent (50%) of the Matching Employer Contributions not invested in Company Common Stock pursuant to Section 5.3 shall be invested in the Funds in the same proportion that the Participant designates for his or her Basic and Supplementary Contributions hereunder. Anything herein to the contrary notwithstanding, a Participant who made Participant's Contributions pursuant to Section 3.1 and who subsequently becomes eligible to make Deferred Compensation Contributions and Non-Deferred Compensation Contributions pursuant to Sections 3.2 and 3.3 hereof may, in the manner prescribed by the Manager or the Committee, direct that 50% of his or her Company Contribution Account be invested in any one or more of the Funds in such percentages, in multiples of one percent (1%), as the Participant may direct.

       7.2. The percentage investment of a Participant's future Basic and Supplementary Contributions to be paid into and invested in any one or more of the Funds may be changed by request in the manner prescribed by the Manager or the Committee; provided, however, that such percentage investment in any Fund shall be in multiples of one percent (1%) of the Basic and Supplementary Contributions in respect of each Pay Period.

       7.3. A Participant may, by making a request in the manner, and subject to any restrictions, prescribed by the Manager or the Committee, direct that any portion, in multiples of one percent (1%), of his or her interest in any one or more of the Funds be transferred to any one or more of the other Funds; provided, however, that, subject to the provisions of Section 7.4 hereof, no transfer may be made of any portion of the Participant's interest in the Company Common Stock Fund which is attributable to

       (a) amounts rolled over or transferred from the Scott Paper Company Employee Stock Ownership Plan or (b) the fifty percent (50%) of Matching Employer Contributions (or earnings thereon) required to be invested in such Fund by Section 5.3 hereof, and such portion shall be excluded in the determination of the amount subject to transfer hereunder.

       7.4. Notwithstanding the provisions of Sections 5.3 and 7.3 above, commencing with the day on which the Participant becomes eligible for Early Retirement (or the day on which the Participant becomes eligible for Normal Retirement, whichever is earlier), a Participant may, by making a request in the manner prescribed by the Manager or the Committee, direct:

            (a) the investment in any Fund established by the Committee pursuant to Section 6.3 of any portion, in multiples of one percent (1%), of the fifty percent (50%) of future Matching Employer Contributions otherwise required to be invested in the Company Common Stock Fund pursuant to the provisions of Section 5.3 hereof; or

            (b) the transfer to any Fund established by the Committee pursuant to Section 6.3 of any portion, in multiples of one percent (1%), of his or her interest in the Company Common Stock Fund which is attributable to amounts rolled over or transferred from the Scott Paper Company Employee Stock Ownership Plan or the fifty percent (50%) of Matching Employer Contributions (or earnings thereon) which is required to have been invested in the Company Common Stock Fund pursuant to the provisions of Section 5.3 hereof.

       7.5.  Any request made pursuant to the provisions of Section 7.2, 7.3, or
       7.4 above may be made at any time and, subject to any restrictions prescribed by the Manager or the Committee, shall take effect as soon as practicable after such request is received.

       7.6. Any transfer made pursuant to the provisions of Section 7.3 or 7.4(b) shall be based upon the value of the Participant's interest in any Fund on the date on which such transaction takes effect under Section 7.5, subject to any restrictions prescribed by the Manager or the Committee.

       7.7. Unless a Qualified Domestic Relations Order provides to the contrary, an Alternate Payee shall have the right to direct the investment of any portion of a Participant's

       Account payable to the Alternate Payee under such order in the same manner as provided in this Article 7 with respect to a Participant, which amounts shall be separately accounted for by the Trustee in the Alternate Payee's name.

SECTION 8.  VESTING OF PARTICIPANTS' INTERESTS
            ----------------------------------

       8.1. That portion of each Participant's interest in the Trust Fund derived from his or her Participant's Contributions or Basic and Supplementary Contributions (and any earnings thereon) shall be vested at all times in such Participant.

       8.2. Except as otherwise provided in this Section 8.2, each Participant's interest in Company Contributions, Matching Employer Contributions or Profit Sharing Contributions (and any earnings thereon) shall be vested in such Participant as of the second anniversary of the date the Participant became a Participant as described in Section 2.1 (hereinafter the "Vesting Period"); provided, however, that the Participant is employed on such anniversary and has not suffered a One-Year Period of Severance during the Vesting Period; and further provided that each Participant's interest in his or her Company Contribution Account, Matching Employer Account or Profit Sharing Account shall be fully vested in the Participant if such Participant has five Years of Employment.

       8.3. Notwithstanding the above, each Participant's interest in all Company Contributions, Matching Employer Contributions and Profit Sharing Contributions (and any earnings thereon) made on his or her behalf shall be vested in such Participant in whole, upon

            (a) his or her Retirement, Total and Permanent Disability, death or attainment of age 65 (and continuously after attainment of age 65);

            (b) the termination of participation in the Plan pursuant to the provisions of Section 14.5 hereof (provided, however, that such termination of participation related to such Participant);

            (c) the termination or partial termination of the Plan, or the complete discontinuance of all Matching Employer Contributions under the Plan pursuant to the provisions of Section 14.4 hereof (provided, however, that such discontinuance or partial termination related to such Participant); or

            (d) the termination of employment of the Participant as a direct consequence of (i) the sale, other disposition, or permanent discontinuation of a portion of the business or assets of the Employer, (ii) a reduction in the Employer's work force, or (iii) the elimination of a position; provided, however, that such termination of employment is involuntary but not on account of unsatisfactory work performance or misconduct.

       8.4. If a Participant incurs a Severance Date other than by reason of an event described in Section 8.3 above, his or her interest in unvested Company Contributions, Matching Employer Contributions or Profit Sharing Contributions and any earnings thereon shall be forfeited and shall reduce the amount of Company Contributions, Matching Employer Contributions or Profit Sharing Contributions otherwise required to be contributed under the provisions of Sections 4.1 and 4.2 hereof as to Company Contributions, Matching Employer Contributions or Profit Sharing Contributions for the Plan Year in which (a) the Participant incurs five consecutive One-Year Periods of Severance or (b), if earlier, the Participant receives a distribution of his or her entire vested interest in his or her Account. If a Participant who has received a distribution of all or a portion of his or her vested interest in the Plan in accordance with the provisions of Section 10 hereof on account of his or her incurring a Severance Date is reemployed by the Employer, he or she shall have restored to his or her Company Contribution Account, Matching Employer Account or Profit Sharing Account the amount forfeited in accordance with the above; provided, however, that such Participant repays the amount distributed. Such repayment must be made before the earlier of (i) five years after the date on which the Participant is subsequently reemployed by the Employer, or (ii) the end of a period of five consecutive One-Year Periods of Severance. The Committee shall maintain, or cause to be maintained, a record of the amounts required to be restored hereunder, and the Employer shall pay such amounts within thirty (30) days of such notice either from current forfeitures or from an additional contribution by the Employer.

SECTION 9.  WITHDRAWALS
            -----------

       9.1. Subject to the provisions of this Section 9 and Section 13.4, a Participant may, by making a request in the manner prescribed by the Manager or the Committee, withdraw all or part of those portions of his or her interest in the Plan designated below, in cash, on no more than two occasions during a Plan Year. Each withdrawal hereunder shall be made as soon as practicable following receipt of the Participant's request. Withdrawals shall be permitted from the following categories in the sequence given; provided, however, that amounts in all preceding categories must be exhausted before withdrawals will be permitted from any succeeding category; and provided further, that (a) a Participant's Contributions and Basic Non-Deferred Compensation Contributions which were deposited less than twenty-four (24) months before the withdrawal is made, (b) with respect to a Participant who has less than five (5) years of participation in the Plan, vested Matching Contributions which were deposited less than twenty-four (24) months before the withdrawal is made and earnings on such Matching Contributions, (c) Supplementary Deferred Compensation Contributions (including Supplementary Deferred Compensation Contributions that were recharacterized as Non-Deferred Compensation Contributions under Section 5.7(d)), (d) Basic Deferred Compensation Contributions (including Basic Deferred Compensation Contributions that were recharacterized as Non-Deferred Compensation Contributions under Section 5.7(d)), and (e) earnings on Supplementary and Basic Deferred Compensation Contributions (including Supplementary and Basic Deferred Compensation Contributions that were recharacterized as Non-Deferred Compensation Contributions under Section 5.7(d)) that were credited to a Participant's Account on or before December 31, 1988 may only be withdrawn in accordance with the provisions of Section 9.2 hereof:

       .    Participant's Contributions which were deposited before January 1,
            1987;

       . Supplementary Non-Deferred Compensation Contributions (excluding Deferred Compensation Contributions that were recharacterized as Supplementary Non-Deferred Compensation Contributions under Section 5.7(d)) made after December 31, 1988, and any Participant's Contributions and any Basic Non-Deferred Compensation Contributions (excluding Deferred Compensation Contributions that were recharacterized as Basic Non-Deferred Compensation Contributions under Section 5.7(d)) which were deposited (i) after December 31, 1986 and (ii) more than twenty-four (24) months before the withdrawal is made, and earnings on all such Contributions;

       . Earnings on all Participant's Contributions which were deposited before January 1, 1987;

       . Vested Company Contributions, Matching Employer Contributions and Profit Sharing Contributions deposited more than twenty-four (24) months before the withdrawal is made and all earnings on such Employer Contributions; provided, however, that if the Participant has completed at least five (5) years of participation in the Plan, all vested Company Contributions, Matching Employer Contributions, Profit Sharing Contributions and earnings on such Employer Contributions shall be available for withdrawal;

       . Participant's Contributions and Basic Non-Deferred Compensation Contributions which were deposited less than twenty-four (24) months before the withdrawal is made;

       . With respect to a Participant who has completed less than five (5) years of participation in the Plan, vested Company Contributions, Matching Employer Contributions and Profit Sharing Contributions deposited less than twenty-four (24) months before the withdrawal is made and all earnings on such Employer Contributions;

       . Supplementary Deferred Compensation Contributions and Basic Deferred Compensation Contributions (including Deferred Compensation Contributions that were recharacterized as Non-Deferred Compensation Contributions under Section 5.7(d)); and

       . Earnings on both Supplementary Deferred Compensation Contributions and on Basic Deferred Compensation Contributions (including Supplementary and Basic Deferred Compensation Contributions that were recharacterized as Non-Deferred Compensation Contributions under Section 5.7(d)) which were credited to a Participant's Account on or before December 31, 1988.

       Withdrawals shall be either in multiples of $1.00 or 100% of the specific category of contributions being withdrawn. Unvested Company Contributions, Matching Employer Contributions, Profit Sharing Contributions, earnings thereon, and earnings on Supplementary and Basic Deferred Compensation Contributions (including Supplementary and Basic Deferred Compensation Contributions that were recharacterized as Non-Deferred Compensation Contributions under Section 5.7(d)) that were credited to a Participant's Account after December 31, 1988 may not be withdrawn. The amount of Contributions which may be withdrawn from an Account will be reduced to reflect any losses or any realized depreciation allocated to such Account. In no event shall withdrawals from any Account be permitted in excess of the value of the balance of the Account.

       9.2. Except as provided in Section 18.5, the following contributions may not be withdrawn except on account of an immediate and heavy financial need of the Participant, where the withdrawal is necessary to satisfy such financial need:

       . Participant's Contributions and Basic Non-Deferred Compensation Contributions which were deposited less than twenty-four (24) months before the withdrawal is made;

       . With respect to a Participant who has completed less than five (5) years of participation in the Plan, vested Company Contributions, Matching Employer Contributions and Profit Sharing Contributions deposited less than twenty-four (24) months before the withdrawal is made and all earnings on such Employer Contributions;

       . Supplementary Deferred Compensation Contributions (including Supplementary Deferred Compensation Contributions that were recharacterized as Non-Deferred Compensation Contributions under
            Section 5.7(d));

       . Basic Deferred Compensation Contributions (including Basic Deferred Compensation Contributions that were recharacterized as Non-Deferred Compensation Contributions under Section 5.7(d)); and

       . Earnings on Supplementary and Basic Deferred Compensation Contributions (including Supplementary and Basic Deferred Compensation Contributions that were recharacterized as Non-Deferred Compensation Contributions under Section 5.7(d)) that were credited to a Participant's Account on or before December 31, 1988.

       The determination of the existence of an immediate and heavy financial need, and the necessity of a withdrawal from the Plan to satisfy the need shall be made by the Manager of the Plan in his or her sole discretion, such discretion to be exercised in a uniform and non-discriminatory fashion, subject to applicable law and regulations and in accordance with such uniform rules as may be issued by the Committee from time to time.
       A withdrawal request shall be deemed to be on account of an immediate and heavy financial need if it is on account of:

            (a)  expenses incurred or necessary for medical care described in
            Section 213(d) of the Code for the Participant, his or her spouse or dependents;

            (b) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

            (c) payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, his or her spouse, children or dependents;

            (d) the need to prevent eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence; or

            (e) such other circumstances as the Committee determines (in accordance with applicable governmental regulations) constitute an immediate and heavy financial need of the Participant.

       A distribution shall not be treated as necessary to satisfy an immediate and heavy financial need of a Participant to the extent the amount of the distribution is in excess of the amount required to relieve the financial need (including any amounts necessary to pay any federal income tax withholding on the distribution) or to the extent such need may be satisfied from other resources that are reasonably available to the Participant. A Participant's resources shall include those assets of his or her spouse and minor children that are reasonably available to the Participant. A Participant must certify, on a form provided by the Manager of the Plan, that his or her financial need cannot be relieved:

            (a) through reimbursement or compensation by insurance or otherwise;

            (b) by reasonable liquidation of the Participant's assets to the extent such liquidation would not itself cause an immediate and heavy financial need;

            (c)  by cessation of contributions to the Plan; or

            (d) by other distributions from the Plan, by other distributions or loans from plans maintained by any employer or by borrowing from commercial sources on reasonable commercial terms.

            The Manager's determination with respect to the requirements of this
            Section 9.2 is reviewable by the Committee on appeal pursuant to the procedure set forth in Section 12.5.

       9.3. An Alternate Payee shall, in no event, have the right to make withdrawals under this Section 9 and any Qualified Domestic Relations Order which purports to give an Alternate Payee such a right shall be invalid and unenforceable to that extent.

       9.4. Upon attainment of age 59 1/2, a Participant may, by making a request in the manner prescribed by the Manager or the Committee, withdraw up to the total value of the vested portion of his or her Account.


SECTION 10.  DISTRIBUTION OF BENEFITS
             ------------------------

       10.1.(a) If a Participant's incurs a Severance Date for any reason other than death, including Retirement, he or she shall receive the total vested amount in his or her Accounts in the form of a lump sum distribution in cash, unless he or she elects otherwise.

       Solely for purposes of determining a Participant's entitlement to a distribution hereunder, the employment of a Participant who is on layoff status shall not be treated as having terminated until the first day of the month following the expiration of his or her recall rights pursuant to the collective bargaining agreement to which he or she is subject.

            (b) In lieu of the form of distribution provided in Section 10.1(a) above, a Participant may, by written request in the manner prescribed by the Manager or the Committee, elect to receive the total vested amount in his or her Account in the form of any one of the following Options:

            OPTION 1. A Participant may elect a lump sum distributable in cash of his or her total vested interest in all of his or her Accounts hereunder; provided, however, that a Participant who elects this Option 1 may, by written request, receive a distribution of that portion of his or her total interest in the Company Common Stock Fund in the form of whole shares of Company Common Stock in lieu of cash therefor (with cash for fractional shares). Because it is impractical to calculate and pay the amount of the distribution hereunder on the date determined in accordance with the provisions of

            Section 10.6 hereof, the Committee may, upon written request of the Participant in the manner prescribed by the Manager or the Committee, distribute a portion of the anticipated distribution as soon as administratively possible thereafter; provided, however, that the total distribution hereunder shall be made within one Plan Year.

            OPTION 2. A Participant who incurs a Severance Date by reason of his or her Retirement or Total and Permanent Disability may elect distribution in annual installments of the Participant's total interest in all Funds to be made by the Trustee over a period of time selected by the Participant; provided, however, that such period shall not exceed the lesser of twenty (20) years or the Participant's life expectancy at the time such installments are to commence. A Participant who elects to receive a distribution pursuant to this Option may at any time prior to the final distribution under this Option elect, in the manner prescribed by the Manager or the Committee, to receive the remaining balance in all of his or her Accounts in a lump sum. A Participant who elects to receive a distribution pursuant to this Option 2 shall remain a Participant until the final distribution under the Option or until his or her death, whichever occurs first; provided, however, that such Participant shall not make any withdrawals, changes or transfers pursuant to the provisions of Section 7 or 9 hereof after his or her benefit commencement date. The Trustee shall distribute such Participant's interest (including attributable earnings) to the Participant (and, upon his or her death, in accordance with the provisions of Section 10.3 below), in the number of annual installments selected by the Participant. Distributions under this Option shall be made in cash; provided, however, that a Participant electing this Option may, by written request in the manner prescribed by the Manager or the Committee, receive a distribution of that portion of his or her total interest in the Company Common Stock Fund in the form of whole Shares of Company Stock in lieu of cash therefor (with cash for fractional Shares). The value of cash or Shares of Company Stock (if any) to be distributed from the Funds shall for each installment be determined on a declining balance method.

            (c) Notwithstanding any provision of the Plan to the contrary, distributions under the Plan shall comply with the requirements of
            Section 401(a)(9) of the Code and Treasury regulations thereunder, including, effective for distributions that commence on or after January 1, 1989, the minimum distribution incidental benefit requirements of proposed Treasury Regulation 1.401(a)(9)-2.

       10.2. Consistent with the provisions of Section 10.3 hereof, if a Participant's participation terminates by reason of his or her death, his or her Beneficiary shall be entitled to receive distribution in full of the total amount in his or her Accounts. Such distribution shall be in the form of a lump sum payment in cash or Company Common Stock of the total amount in the Participant's Accounts, or at the election of the Beneficiary and in the manner prescribed by the Manager or the Committee, such distribution may be made in from two to five annual installments.

       10.3. A Participant may designate a Beneficiary or Beneficiaries to receive the amount in the Participant's Accounts in case of his or her death, or a survivor to receive any balance due to the Participant at the time of his or her death under Option 2 of Section 10.1 above. In case of the Participant's death, the amount in the Participant's Accounts shall be distributed in accordance with the Plan to the designated Beneficiary or Beneficiaries. If a Participant designates a Beneficiary or Beneficiaries other than his or her surviving spouse or a survivor other than the Participant's spouse at the time of such designation, such designation shall not be effective (and the Participant's spouse shall be the Beneficiary) unless (i) the spouse consents in writing to such designation; (ii) the spouse's consent acknowledges the effect of such designation, which consent shall be irrevocable; and (iii) the spouse executes the consent in the presence of either a Plan representative designated by the Committee or a notary public. Notwithstanding the foregoing, such consent shall not be required if the Participant establishes to the satisfaction of the Committee that such consent cannot be obtained because (i) there is no spouse; (ii) the spouse cannot be located after reasonable efforts have been made; or (iii) other circumstances exist to excuse spousal consent under applicable regulations. Each Beneficiary designation made by a Participant shall at all times satisfy the requirements of this Section 10.3; if at any time such designation shall fail to satisfy the requirements of this Section 10.3, such designation shall thereupon be deemed null and void. A Participant may designate a different Beneficiary or survivor provided he or she complies with the spousal consent requirements described above.
       If the Participant fails to designate a Beneficiary in accordance with the provisions of this Section 10.3, or if the designated Beneficiary predeceases the Participant, the total amount in his or her Accounts shall be distributed (i) to the Participant's spouse; or (ii) in the event that the Participant dies without a surviving spouse then to the Participant's estate in the form of a lump sum payment in cash.

       10.4. Anything to the contrary herein notwithstanding, if the total amount distributable from a Participant's Accounts does not exceed three thousand five hundred dollars (or such amount as the Secretary of Treasury shall specify), the Committee shall make such distribution in one lump sum in cash, which distribution shall be made within the time specified in Section 10.5 below without regard to any election by the Participant.

       10.5. Unless a Participant elects otherwise, any distribution made pursuant to the provisions of Section 10.1 or 10.2 above shall be made or shall begin:

            (a) as soon as practicable after the end of the month in which the Participant incurs his or her Severance Date if the Participant consents to the distribution as described in Section 10.6; or

            (b) as soon as practicable after the end of the month in which the Participant incurs his or her Severance Date in the event that the Participant attained age 65 prior to such Severance Date if the Participant does not elect to defer such distribution as described in Section 10.6.

       Unless a Beneficiary elects otherwise as described in Section 10.6, distribution made pursuant to the provisions of Section 10.1 or 10.2 above shall be made or shall begin as soon as practicable after the end of the month in which the Participant dies.

       10.6. Except as provided in Section 10.4, a Participant entitled to a distribution under this Section 10 must consent to the commencement of any distribution by filing the election form provided by the Committee no later than the end of the second month following the month in which the Participant incurs a Severance Date. The failure of a Participant to consent to a distribution shall be deemed to be an election to defer commencement of the payment of benefits pursuant to this Section 10.6 to the last day of the month in which the Participant attains age 65 or, if such day is not a business day, the first business day of the following month; provided, however, that the Participant may withdraw up to the total vested value of his or her Account pursuant to Section 9.4 on or after the date on which such Participant attains age 59 1/2. A Beneficiary entitled to a distribution under this Section 10 may defer commencement of any distribution pursuant to this Section 10.6, but only if the Beneficiary is the Participant's surviving spouse. A Beneficiary who is not the Participant's surviving spouse may not defer commencement of any distribution pursuant to this Section 10.6. A Participant or Beneficiary may elect, by filing the election form provided by the Committee no later than the end of the second month following the month in which the Participant incurs a Severance Date, to defer the receipt of all, but not less than all, of the distribution otherwise to be made to him or her (i) to the last day of the month in which occurs the first anniversary of the Participant's Severance Date, (ii) if the Participant or Beneficiary has not attained age 59 1/2 at the time the distribution first becomes payable under this Section 10, to the last day of January in the Plan Year following the Plan Year in which the Participant or Beneficiary attains age 59 1/2, (iii) if the Participant or Beneficiary has not attained age 65 at the time the distribution first becomes payable under this Section 10, to the last day of January in the Plan Year in which the Participant attains (or would have attained) age 65, (iv) to the last day of January in the Plan Year in which the Participant's Required Distribution Date occurs (or to what would have been the Participant's Required Distribution Date if he or she had survived), or (v) if the day described in clause (i), (ii), (iii), or (iv) is not a business day, the first business day of the month following such day. Any amounts not distributed under this Section 10 shall remain in the Trust Fund and the Participant shall remain a Participant until the last day of January in the Plan Year in which the Participant's Required Distribution Date occurs or to what would have been the Participant's Required Distribution Date if he or she had survived or, if such day is not a business day, the first business day of the month following such day.

       10.7. Anything herein to the contrary notwithstanding, any distribution made pursuant to Section 10.1 or 10.2 shall comply with the following requirements:

            (a) A Participant's Accounts shall be distributed to him or her commencing not later than the Required Distribution Date, in accordance with applicable regulations, in installments (i) over the life expectancy of the Participant, or (ii) over the joint life expectancies of the Participant and his or her Beneficiary. The Participant shall have the right to elect the form of distribution in accordance with Committee procedures.

            (b) If the distribution of the Participant's Accounts has begun in accordance with clause (ii) of subsection (a), and the Participant dies before his or her interest has been distributed, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution in effect as of the date of the Participant's death.

            (c) Except as provided in Section 10.6, if the Participant dies before the distribution of his or her Accounts has begun in accordance with clause (ii) of subsection (a), the Participant's entire interest shall be distributed within five years after the Participant's death.

            (d) Except as provided in Section 10.6, if any portion of the Participant's interest is payable to, or for the benefit of, a Beneficiary and if such portion shall be distributed beginning not later than one year after the date of the Participant's death (or such later date as may be provided by applicable regulation) over a period not extending beyond the life expectancy of the Beneficiary, then, for purposes of subsection (c), the portion payable to such Beneficiary shall be treated as having been distributed on the date on which such distributions begin.

            (e) If the Beneficiary referred to in, subsection (d) is the Participant's surviving spouse, the date on which the distributions are required to begin under subsection (d) shall not be earlier than the date on which the Participant would have attained age 70 1/2.
            If the Participant's surviving spouse dies before the distributions to such spouse begin, this subsection (e) shall be applied as if the surviving spouse were the Participant.

            (f) Any election by a Participant under subsection (a) of a form of benefit shall cease to be effective upon the Participant's actual Retirement. In such event, the general rules under Section 10 regarding distribution of benefits and elections of forms of benefit shall apply.

       10.8. The amount distributable from a Participant's Accounts shall be based on the value of such Accounts as determined under Section 11 hereof for (a) the last day of the month preceding the month in which the distribution is made or commences or, if such day is not a business day, the first business day of the month in which the distribution is made or commences or (b) if the distribution has been deferred pursuant to Section 10.6, the date to which such distribution has been deferred; provided, however, that the value of the Participant's Account, for purposes of determining the amount to be distributed, shall be determined no later than the last day of the second month preceding the Participant's Required Distribution Date or, if such day is not a business day, the first business day of the following month. In the case of distributions pursuant to Option 2 of
       Section 10.1 or Section 10.2, installments distributable from a Participant's Accounts shall be based on the value of such Accounts determined as of the anniversaries of the date determined above.

       10.9.  All distributions hereunder shall be made as of a business day.

       10.10.(a) Upon the sale to a corporation that is not an Affiliated Company, of substantially all the assets used by an Employer in the trade or business of such Employer, a Participant who continues employment with the corporation acquiring such assets shall be entitled to receive the total vested amount in his or her Account.

            (b) Upon the sale by an Employer to an entity that is not an Affiliated Company, of such Employer's interest in a subsidiary, a Participant who continues employment with such subsidiary shall be entitled to receive the total vested amount in his or her Account.

            Notwithstanding any provision in the Plan to the contrary, distribution to a Participant described in Subsections (a) and (b) above shall be made no later than the end of the second calendar year after the year in which the disposition of assets or a subsidiary occurred or such earlier date as may be specified by the Employer; provided, however, if the total amount distributable from a Participant's Accounts exceed three thousand five hundred dollars (or such amount as the Secretary of Treasury shall specify), or has exceeded such amount at the time of any prior distribution, no distribution shall be made unless the Participant and his or her Spouse consents to the distribution by filing the election form provided by the Committee. No distribution shall be made under this
            Section 10.11 unless (i) it is a lump sum distribution as defined by
            Section 402(e)(4) of the Code, without regard to clauses (i), (ii),
            (iii), and (iv) of subparagraph (A), subparagraph (b), or subparagraph (H); (ii) the Employer continues to maintain the Plan, and (iii) the Plan is not maintained, in whole or in part, by the purchasing entity following the closing date of the sale. The Plan will be treated as maintained by the purchasing entity if the Plan is merged or consolidated with, or any assets or liabilities are transferred from the Plan to, a plan maintained by the purchaser in a transfer subject to Section 414(l)(1) of the Code.

       10.11. Unless a Qualified Domestic Relations Order provides to the contrary, an Alternate Payee shall have the right to designate a Beneficiary, in the same manner as provided in Section 10.3 (except that no spousal consent shall be required), who shall receive benefits payable to the Alternate Payee which have not been distributed at the time of the Alternate Payee's death. If the Alternate Payee does not designate a Beneficiary, or if the Beneficiary predeceases the Alternate Payee, benefits payable to the Alternate Payee which have not been distributed shall be paid to the Alternate Payee's estate.

       10.12. In the event any payment or payments to be made to a Participant, a Beneficiary who is the surviving spouse of a Participant, or an Alternate Payee who is the former spouse of a Participant under the Plan would constitute an "eligible rollover distribution," the Participant may request, on or after January 1, 1993, that such payment or payments be transferred directly from the Trust to the trustee of (a) an individual retirement account described in section 408(a) of the Code, (b) an individual retirement annuity described in section 408(b) of the Code (other than an endowment contract), (c) an annuity plan described in section 403(a) of the Code, or (d) a qualified retirement plan the terms of which permit the acceptance of rollover distributions; provided, however, that clause (c) and (d) shall not apply to an eligible rollover distribution made to a Beneficiary who is the surviving spouse of a Participant or an Alternate Payee who is the former spouse of a Participant. Any such request shall be made in writing, on the form prescribed by the Committee for such purpose, at such time in advance as the Committee may specify.

       For purposes of this Section 10.12, eligible rollover distribution shall mean a distribution from the Plan, excluding (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) over the life (or life expectancy) of the individual, the lives (or life expectancies) of the individual and the individual's designated Beneficiary, or a specified period of ten (10) or more years, (b) any distribution to the extent such distribution is required under section 401(a)(9) of the Code, and (c) any distribution to the extent such distribution is not included in gross income (determined without regard to the exclusion for net unrealized appreciation of Company Common Stock).


SECTION 11.  VALUATION
             ---------

       11.1. Each Fund and each Account shall be valued by the Trustee (with appropriate adjustment for any assets held by an insurance company) on each business day:

            (a) by determining the fair market value, as of the business day, of all securities and property which are then held in the Trust Fund, and

            (b) by adding thereto the amount of any uninvested cash and accrued income as of the business day.

       11.2.  All amounts to be distributed pursuant to the provisions of
       Section 10 hereof and all amounts to be withdrawn pursuant to the provisions of Section 9 hereof as of the relevant business day shall be taken into account in valuing the Funds and each Account pursuant to the provisions of Section 11.1 above."


SECTION 12.  ADMINISTRATION OF THE PLAN
             --------------------------

       12.1. The Committee constituted as set forth herein shall have the authority to control and manage the operation and administration of the Plan. The Committee shall be composed of the Company's Staff Vice President-Corporate Compensation and Benefits, Director-Employee Benefits, Director-Financial Accounting and Director-Pension Funding & Investment. The Company shall appoint another person to serve as a member of said Committee whenever any such position may for any reason be vacant. The Staff Vice President-Corporate Compensation and Benefits or, during his absence or any vacancy in such office, the Director-Employee Benefits shall be Chairman of said Committee. Any two members of said Committee shall constitute a quorum for the transaction of business. The affirmative vote of any two members present at a meeting shall be required in order to take action. Said Committee shall appoint a Secretary and a Manager of the Plan, both of which positions may be filled by the same person, and such other officers, assistant officers, committees or agents as it deems necessary to carry out its responsibilities under the Plan. Said Committee may delegate any of its duties hereunder to one or more of said appointees or to any other person or persons it may designate from time to time. Said Manager shall be the plan administrator and all of his or her determinations and actions shall be subject to review by the Committee.

       12.2. The Committee shall have the exclusive discretionary authority to determine eligibility for and the amount of benefits under the Plan, make factual determinations, construe and interpret the terms of the Plan, supply omissions and determine any question which may arise in connection with its operation or administration. Its decisions or actions in respect thereof shall be conclusive and binding upon the Employer and upon any and all Participants, their Beneficiaries, and their respective heirs, distributees, executors, administrators and assignees; subject, however, to the right of a Participant or his or her Beneficiary to file a written claim under the provisions of Section 12.5.

       12.3. The Committee's responsibilities include, in addition to those responsibilities specifically assigned to it hereunder, establishing and maintaining (or causing the Trustee to establish and maintain) Accounts, dealing with Participants and Beneficiaries under the Plan, maintaining (or causing to be maintained) all records under the Plan with respect to Participants and Beneficiaries, and causing distributions to be made to Participants and Beneficiaries under the Plan.

       12.4. To the extent permitted by law, no member of the Committee, nor any director, officer or employee of the Employer shall be liable for any action or failure to act under or in connection with the Plan, except for his or her own bad faith. Each person who is or shall have been a member of the Committee or a director, officer or employee of the Employer shall be indemnified and held harmless by the Employer against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof (with the Employer's written approval) or paid by him in settlement thereof (with the Employer's written approval) or paid in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith; subject, however, to the condition that, upon the assertion or institution of any such claim, action, suit or proceeding against him or her, he or she shall in writing give the Employer an opportunity, at its own expense, to handle and defend the same before he or she undertakes to
       handle and defend it on his or her own behalf.   The foregoing right to
       indemnifications shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that an Employer may have to indemnify him or her to hold him or her harmless.

       12.5. Notwithstanding any grievance or arbitration provision in any collective bargaining agreement covering a Participant hereunder, the provisions of this Section 12.5 shall be the exclusive method of making a claim under the Plan. In the event of a claim by a Participant or his or her Beneficiary with respect to the Plan, such Participant or Beneficiary shall present his or her claim in writing to the Manager of the Plan.
       The Manager shall, within ninety (90) days after receipt of such written claim, make a determination and send written notification to the Participant or Beneficiary as to its disposition. If warranted by special circumstances, the Manager shall be allowed an extension of time not to exceed ninety (90) days from the end of the initial period and shall so notify the Participant or Beneficiary. In the event the claim is wholly or partially denied, such written notification shall (a) state the specific reason or reasons for the denial; (b) make specific reference to the pertinent provisions of the Plan on which the denial is based; (c) provide a description of any additional material or information necessary for the Participant or Beneficiary to perfect the claim and an explanation of why such material or information is necessary; and (d) set forth the procedure by which the Participant or Beneficiary may appeal the denial of his or her claim. In the event a Participant or Beneficiary wishes to appeal the denial of his or her claim, he or she may request a review of such denial by making application in writing to the Committee within sixty (60) days after receipt of such denial. Such Participant or Beneficiary (or his or her duly authorized representative) may, upon written request to the Committee, review any documents pertinent to his or her claim, and submit in writing issues and comments in support of his or her position. Within sixty (60) days after receipt of a written appeal, the Committee shall make a determination and notify the Participant or Beneficiary of its final decision. If warranted by special circumstances, the Committee shall be allowed an extension of time not to exceed one hundred twenty
       (120) days from the receipt of the appeal and shall so notify the Participant or Beneficiary. Such final decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent provisions of the Plan on which the decision is based.

       12.6. The Committee, itself or by its nominee, shall be entitled to vote the shares of any mutual fund held by the Plan. The Trustee shall be responsible for delivering to the Committee all notices, prospectuses, financial statements, proxies and proxy soliciting materials relating to the shares of any mutual fund credited to the Plan.


SECTION 13.  RIGHTS OF PARTICIPANTS
             ----------------------

       13.1. The Committee, itself or by its nominee, shall be entitled to vote or to cause the Trustee to vote, Company Common Stock held in the Company Common Stock Fund and registered in the name of the Plan or the Trustee's nominee; provided, however, that any such Company Common Stock to be voted shall be voted in accordance with the following:

            (a) The Committee shall adopt, or cause the Trustee to adopt, reasonable measures to notify each Participant of the date and purposes of each meeting of shareholders of the Company at which holders of Company Common Stock shall be entitled to vote, and to request instructions from such Participant to the Committee as to the voting at such meeting of Company Common Stock credited to such Participant's Accounts for Plan Years other than the current Plan Year.

            (b) In each case, the Committee, itself or by its nominee, shall vote such Company Common Stock in accordance with the instructions of such Participant.

            (c) If prior to the time of such meeting of shareholders the Committee shall not have received instructions from any Participant in respect of any such Company Common Stock credited to such Participant's Accounts, the Committee shall be entitled, itself or by its nominee, to vote, or to cause the Trustee to vote, such Company Common Stock at such meeting in its discretion.

            (d) The Participant's rights to instruct the Committee shall apply only with respect to the voting of such Company Common Stock and the Committee shall not be required to exercise with respect to such Company Common Stock the rights and remedies of dissenting shareholders provided by the Pennsylvania Business Corporation Law or by any similar statutory provision or at common law. The Trustee and its nominee, if any, shall execute and deliver such documentation as may be necessary under the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder and the Pennsylvania Business Corporation Law to permit the Committee to vote such Company Common Stock as aforesaid.

       13.2. Any rights issued with respect to Company Common Stock held in the Company Common Stock Fund, any distribution of property (other than the Company Common Stock) and any stock dividend, stock split or other change in Company Common Stock shall be applied for the exclusive benefit of the Participants.

       13.3. Company Common Stock held in the Company Common Stock Fund and credited to a Participant's Accounts shall remain in such Accounts until distribution is made under Section 10 hereof.

       13.4. No right or interest of any Participant under the Plan or in any Account shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge or in any other manner, but excluding devolution by death or by adjudication of incompetency; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Participant under the Plan or in any of the Accounts therein shall be liable for, or subject to, any obligation or liability of such Participant. Notwithstanding the foregoing, the provisions of this Section 13.4 shall not apply to Federal tax liens or to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a Qualified Domestic Relations Order. If the Plan receives written notice that a Participant's Account is subject to a domestic relations order, the Participant will not be eligible for withdrawals, loans or distributions hereunder; provided, however, that such restrictions shall be removed if a domestic relations order is not received by the Plan within a reasonable period of time. If the Plan receives a domestic relations order, the Committee shall promptly notify the Participant and any other Alternate Payee of the receipt of such order and the procedures for determining the qualified status of domestic relations orders. Within a reasonable period after receipt of such order, the Committee shall determine whether such order is a Qualified Domestic Relations Order and, during such determination period, the Participant shall not be eligible for withdrawals, loans or distributions hereunder. The Participant and Alternate Payee shall be notified of the Committee's final determination. The Committee shall establish a procedure to determine the status of a judgment, decree or order as a Qualified Domestic Relations Order and to administer Plan distributions in accordance with Qualified Domestic Relations Orders. Such procedure shall be in writing, shall include a provision specifying the notification requirements enumerated above, shall permit an Alternate Payee to designate a representative for receipt of communications from the Committee and shall include such other provisions as the Committee shall determine, including provisions required under applicable regulations.


SECTION 14.  MODIFICATION OR TERMINATION OF THE PLAN
             ---------------------------------------

       14.1. Consistent with the provisions of this Section 14, the Company reserves the right to terminate the Plan, to completely discontinue all Company Contributions, Profit Sharing Contributions or Matching Employer Contributions, to suspend any or all of the provisions hereof, to merge or consolidate it with, to transfer its assets or liabilities to, any other plan, at any time and for any reason. Upon the occurrence of any of the aforementioned events, each affected Participant (and his or her Beneficiary and surviving spouse, if any) shall look solely to the Trust Fund for provision of any benefits hereunder.

       14.2. The Company may modify, alter or amend the Plan hereunder from time to time to any extent that it may deem advisable including, but without limiting the generality of the foregoing, any amendment deemed necessary by requirements of Federal or State statutes applicable to the Plan or authorized or made desirable by such statutes. Any such modification shall be effective at such date as the Company may determine, except that no modification may apply to any period prior to the announcement of the modification unless, in the Company's sole discretion, such modification is deemed necessary or advisable in order to comply with provisions of the Code or amendments thereto (including any regulations or rulings thereunder).

       14.3. No amendment of the Plan shall (a) reduce the benefits of any Participant accrued under the Plan to the date the amendment is adopted,
       (b) eliminate or reduce a protected benefit under Section 411(d)(6) of the Code except as provided in Section 412(c)(8) of the Code or in applicable regulations, or (c) divert any part of the assets of the Trust Fund for a purpose other than the exclusive benefit of Participants or their Beneficiaries or surviving spouses or Alternate Payees who have an interest in the Plan. No amendment to the Plan shall change any vesting schedule under the Plan unless each Participant having at least three Years of Service at the end of the period described in this sentence is permitted to elect, within a period beginning on the date such amendment is adopted and ending 60 days after the latest of (i) the day the amendment is adopted, (ii) the day the amendment becomes effective, or
       (iii) the day the Participant is issued written notice of the amendment, to have his nonforfeitable percentage computed under the Plan without regard to such amendment.

       14.4. Upon termination or partial termination of the Plan or upon complete discontinuance of Company Contributions, Profit Sharing Contributions and Matching Employer Contributions, each Participant shall become fully vested in all of his or her Company Contribution Account, Profit Sharing Contribution Account or Matching Employer Account, in accordance with Section 8.3 hereof (provided, however, that any such partial termination or discontinuance is related to such Participant).
       If the Plan is terminated, all Company Contributions, Profit Sharing Contributions and Matching Employer Contributions shall cease. Upon termination or partial termination of the Plan, the interest of each affected Participant shall be distributed to such Participant or to his or her Beneficiary or surviving spouse to the extent permitted by law as soon as practicable thereafter, and no part of the Trust Fund shall revert to or be returned to the Employer or be used or diverted for purposes other than for the exclusive benefit of Participants or their Beneficiaries or surviving spouses, and for the purpose of defraying reasonable expenses.

       14.5. Anything to the contrary herein notwithstanding, the Company, in its sole discretion, may as to all Employees in a Participating Location, discontinue Company Contributions, Profit Sharing Contributions or Matching Employer Contributions in respect of any Plan Year, or to take any other appropriate action affecting such Employees. Should participation be terminated in consequence of the exercise of the powers hereinabove conferred upon the Company, all Company Contributions, Profit Sharing Contributions or Matching Employer Contributions, whichever is applicable, on behalf of such Participants shall cease, each such Participant shall become fully vested in all of his or her Company Contribution Account, Profit Sharing Contribution Account or Matching Employer Account, in accordance with the provisions of
       Section 8.3 hereof, and the interest of each such Participant shall be distributed to such Participant or to his or her Beneficiary or surviving spouse to the extent permitted by law as soon as practicable thereafter.

       14.6. The Plan may not be merged or consolidated with, nor may its assets or liabilities be transferred to, any other plan unless each Participant or Beneficiary under the Plan would, if the resulting plan were terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.

SECTION 15.  GENERAL PROVISIONS
             ------------------

       15.1. Nothing herein contained shall be deemed to give an Employee the right to be retained in the service of the Employer or to interfere with the rights of the Employer to discharge him or her at any time.

       15.2. If the Committee determines that any person to whom a payment is due hereunder is unable to care for his or her affairs because of physical or mental incapacity, it shall have the authority to cause any payment due such person to be made to the duly appointed guardian or personal representative of such person. Payments made to such guardian or personal representative shall operate as a complete discharge of the obligations of the Employer, the Committee, the Trustee and the Trust Fund.

       15.3. A benefit shall be deemed forfeited if the Committee is unable to locate the Participant or Beneficiary to whom payment is due; provided, however, that such benefit shall be reinstated if a claim is made therefor by the Participant or Beneficiary.

       15.4. To the extent not otherwise preempted by the Employee Retirement Income Security Act of 1974 or any other applicable federal law, the Plan shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania.

       15.5 The Employer, the Trustee, the Committee, and all fiduciaries with respect to the Plan, and all other persons or entities associated with the operation of the Plan, the management of its assets, and the provision of benefits thereunder, may reasonably rely on the truth, accuracy and completeness of any data provided by any Participant, any Beneficiary or any Alternate Payee, including, without limitation, representations as to age, health and marital status. None of the aforementioned persons or entities associated with the operation of the Plan, its assets and the benefits provided under the Plan shall have any duty to inquire into any such data, and all may rely on such data being current to the date of reference, it being the duty of the Participants, spouses of Participants, Beneficiaries, and Alternate Payees to advise the appropriate parties of any change in such data. Furthermore, the Employer, the Trustee, the Committee and all fiduciaries with respect to the Plan may reasonable rely on all consents, elections and designations filed with the Plan or those associated with the operation of the Plan and the Fund by any Participant, the spouse of any Participant, any Beneficiary of any Participant, any Alternate Payee, or the representatives of such persons without duty to inquire into the genuineness of any such consent, election or designation.

       The Committee shall take such steps as are considered necessary and appropriate to remedy any inequity that results from incorrect information received or communicated in good faith or as the consequence of an administrative error.

SECTION 16.  SPECIAL PROVISIONS FOR TOP-HEAVY PLANS
             --------------------------------------

       16.1. Notwithstanding any provision in the Plan to the contrary, for any Plan Year in which the Plan is determined to be Top-Heavy, the provisions of this Section 16 shall become effective.

       16.2. The Plan will be considered Top-Heavy for the Plan Year, if, as of the last day of the first Plan Year and, thereafter, as of the last day of the preceding Plan Year (the "Determination Date"):

            (a) the value of the sum of all Accounts, including amounts distributed during the five-year period ending on the Determination Date, of Participants who are Key Employees (as defined below) exceeds 60% of the sum of all Accounts of all Participants, or

            (b) the Plan is part of an Aggregation Group and such Aggregation Group is determined to be a Top-Heavy Group (as defined in Section 416(g)(2)(B) of the Code).

       In determining the value of a Participant's Accounts, such Accounts shall be valued as of the most recent business day within the twelve-month period ending on the Determination Date.

       In determining the above Top-Heavy ratio, the account balances of an Employee (i) who is a Non-Key Employee (defined for purposes of this Article as an Employee who is not a Key Employee, including any former Key Employee) but who was a Key Employee in any prior Plan Year, or
       (ii) who has not performed services for the Employer maintaining the Plan at any time during the five-year period ending on the applicable Determination Date are disregarded.

       A Key Employee is defined as any Employee, former Employee or the Beneficiary of such Employee who, at any time during a Plan Year or the immediately preceding four (4) Plan Years is: (i) an officer of the Employer having annual Compensation greater than 150 percent of the amount in effect under section 415(c)(1)(A) of the Code for any Plan Year; (ii) an owner (or considered as owning within the meaning of section 318 of the Code) both more than one-half (1/2) percent interest as well as one of the ten (10) largest interests in the Employer, and having annual Compensation greater than the dollar limit in effect under section 415(c)(1)(A) for the Plan Year; (iii) a five percent (5%) owner of the Employer; or (iv) a one-percent (1%) owner of the Employer having annual Compensation from the Employer of more than one-hundred-fifty-thousand dollars ($150,000).

       For purposes of Section 16, Aggregation Group means (i) all plans of the Employer or an Affiliated Company in which a Key Employee participates, including any terminated plans which are maintained within the five-year period ending on the applicable Determination Date, and (ii) all other plans of the Employer or an Affiliated Company which enable such plans to meet the requirements of Section 401(a)(4) or 410 of the Code. The foregoing notwithstanding, the Employer may treat any plan maintained by the Employer or an Affiliated Company not required to be included in the Aggregation Group as being part of such group if such group would continue to meet the requirements of Sections 401(a)(4) and 410 of the Code with such plan being taken into account.

       16.3. For any Plan Year in which the Plan is determined to be Top-Heavy pursuant to Section 16.2, the Company Contribution or the Matching Employer Contribution together with the Profit Sharing Contribution for such Plan Year for each Participant who is a Non-Key Employee shall not be less than the lesser of:

            (a)  3% of the Participant's Compensation, or

            (b) the percentage at which Company Contributions, Matching Employer Contributions, Profit Sharing Contributions and Deferred Compensation Contributions are made or are required to be made under the Plan for the Plan Year for the Key Employee for whom such percentage is the highest.

       Notwithstanding the foregoing, if a Participant is also participating in another defined contribution plan maintained by the Employer or both, then the minimum Contribution hereunder may be reduced in accordance with regulations issued under Section 416(f) of the Code. If a Participant is also participating in a defined benefit plan maintained by the Employer, "5%" shall be substituted for "3%" in paragraph (a) of this Section.

       The Matching Employer Contributions, Company Contributions or Profit Sharing Contributions referred to above shall be provided to each Non-Key Employee who is a Participant and who has not separated from service at the end of the Plan Year, regardless of such Employee's number of Hours of Service, Compensation, or whether such Employee had made any contribution to the Plan.

       16.4. For any Plan Year in which the Plan is determined to be Top-Heavy pursuant to Section 16.2, each Participant's interest in Company Contributions, Matching Employer Contributions or Profit Sharing Contributions (and any earnings thereon) shall become vested in accordance with the following schedule:

       Years of Employment                 Vested Percentage
       -------------------                 -----------------
            Less than 2                            0%
                      2                           20%
                      3 or more                  100%

       If the Plan thereafter ceases to be Top-Heavy, the vesting provisions shall revert to the provisions of Section 8.2, but subject to the provisions of Section 14.3.

       16.5. For any Plan Year in which the Plan is determined to be Top-Heavy pursuant to Section 16.2, paragraphs (1)(i) and (2)(i) of Section 5.5(b) shall be read by substituting the number "1.00" for the number "1.25", wherever it appears. Notwithstanding the foregoing, no adjustment shall be made to Section 5.5(b), if the following requirements are met:

            (a) Section 16.3 shall be applied by substituting "4%" for "3%"; and the annual accrued benefit derived from employer contributions under the defined benefit plan for each Participant who is a Non-Key Employee shall not be less than the product of:

                 (i) 3% of such Participant's average annual compensation during the period of consecutive years (not exceeding five) which yields the highest average; and

                 (ii) the Participant's Years of Service (not exceeding 10) during which the Plan is Top-Heavy; and

            (b) the aggregate of the Accounts of Participants who are Key Employees under the Plan does not exceed 90% of the aggregate of the Accounts of all Participants; and

            (c) the sum of (i) the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans in the Aggregation Group, and (ii) the aggregate of the Accounts of Key Employees under all defined contribution plans in the Aggregation Group does not exceed 90% of such sum determined for all employees; and

            (d) In the case of a Participant also participating in a defined benefit plan maintained by the Employer, all of the requirements of paragraph (a) shall be met by substituting "7 1/2%" for "3%" in
            Section 16.3.

SECTION 17.  DISTRIBUTION ON SALE OF RIGHTS
             ------------------------------

       17.1. Notwithstanding anything else contained in this Plan, in the event a Distribution Date occurs under the Rights Agreement, the Committee shall immediately direct the Trustee to distribute promptly to each Participant and Beneficiary (or Alternate Payee under an applicable Qualified Domestic Relations Order) the Rights received with respect to the Company Common Stock in the Accounts of such Participant or Beneficiary. However, if such distribution might cause the disqualification of the Plan under Section 401(a) of the Code or is prohibited by law in the case of one or more Participants, Beneficiaries or Alternate Payees, the Committee shall direct the Trustee to sell promptly the applicable Rights at a price not less than the market price thereof on the date of sale, and to reinvest the proceeds thereof in Company Common Stock to be credited to such Participant's or Beneficiary's Accounts, to the extent such Accounts are invested in Company Common Stock, in proportion to the number of Rights sold from each such Account.

SECTION 18.  EMPLOYEE STOCK OWNERSHIP PLAN PROVISIONS
             ----------------------------------------

       18.1. For any Plan Year in which the Committee declares any portion of the Plan to be an employee stock ownership plan ("ESOP") within the meaning of Sections 401(a) and 4975(e)(7) of the Code, the provisions of this Section 18 shall become effective.

       18.2. At the direction of the Committee or its designee, the Trustee may borrow funds, enter into a purchase-money transaction or enter into an extension of credit transaction for the purpose of purchasing Company Common Stock from any party, including the Company, if the following provisions with respect to any such transaction (hereinafter called the "Loan") are met:

            (a) The Loan must be at a reasonable rate of interest and for a specific term.

            (b) Any collateral pledged to the creditor by the Trust shall consist only of the shares of Company Common Stock purchased with the Loan and dividends thereon (although, in addition to such collateral, the Company may guarantee repayment of the Loan) and such assets shall constitute assets of the Plan for all other purposes.

            (c) Under the terms of the Loan, the creditor shall have no recourse against the Trust, except with respect to the collateral, or against the Trustee.

            (d) Upon payment of any portion of the principal amount due on the Loan for any Plan Year, that number of shares of Company Common Stock pledged as collateral for such Loan shall be released as shall equal the total number of such shares so pledged multiplied by the ratio of (i) the principal and interest paid during the Plan Year, to (ii) the sum of the principal and interest paid during the Plan Year and the total principal and interest to be paid for all future years of such Loan; provided, however, that the number of future years under the Loan must be definitely ascertainable and shall be determined without taking into account any possible extensions or renewal periods; and, provided, further, that if the Loan provides for annual payments of principal and interest at a cumulative rate not less rapid at any time than level annual payments of such amounts for 10 years taking into account renewals and extensions, then, if the Committee so determines, in its sole discretion, interest paid, which would constitute interest under a standard amortization table, may be ignored in determining the number of shares of Company Common Stock to be released. If the interest rate under the Loan is variable, the interest to be paid in future years shall be computed by using the interest rate applicable as of the end of the Plan Year. Shares shall, upon being released from encumbrance under the Loan, be allocated to the Accounts of the Participants for the Plan Year for which such portion is so released, but not before. Such allocation shall be made in accordance with Section 4.1 or 4.2, to the extent the Loan is repaid by Company Contributions or Matching Employer Contributions, and in accordance with Section 11, to the extent the Loan is repaid from earnings of the Trust Fund.

       18.3. Except as otherwise required by applicable law, no shares of Company Common Stock acquired by the Trust with the proceeds of a Loan pursuant to the provisions of Section 18.2 shall be subject to a put, call or other option, or buy-sell or similar arrangement while held by the Trust and when distributed from the Trust, whether or not the Plan is then an ESOP as defined in Section 54.4975-7(b)(1)(i) of the Treasury Regulations.

       18.4. In the event a Loan described in Section 18.2 hereof is repaid, or the Plan ceases to be an ESOP as defined in Section 54.4975-7(b)(1)(i) of the Treasury Regulations, the protections and rights described in Sections 18.2 and 18.3 hereof relating to shares of Company Common Stock acquired by the Trust with the proceeds of a Loan pursuant to the provisions of Section 18.2 shall continue to be applicable in accordance with the provisions of those Sections.

       18.5. The Committee shall notify each Participant who has attained age 55 and has completed 10 years of participation in the Plan that he or she may elect within 90 days after the close of a Plan Year in the Qualified Election Period to diversify the investment of the Participant's Account to the extent such portion exceeds the amount to which a prior election under this Section 18.5 applies. If a Participant elects to diversify any portion of his or her Deposit Account or Company Contribution Account in accordance with this Section 18.5, the Committee shall distribute such portion within 90 days after the period during which the election may be made and such distribution shall be treated as a withdrawal under Section 9 hereof. If a Participant elects to diversify any portion of his or her Basic Non-Deferred Compensation Account, Supplementary Non-Deferred Compensation Account, Basic Deferred Compensation Account, Supplementary

       Deferred Compensation Account or Matching Employer Account in accordance with this Section 18.5, the Participant may change his or her investments in the Funds pursuant to Section 7.3 or by making a withdrawal pursuant to Section 9 without regard to Section 9.2. "Qualified Election Period" shall mean the six-Plan Year period beginning with the later of (i) the first Plan Year in which the Participant attains age 55, and completes 10 years of participation in the Plan, and (ii) the first Plan Year beginning after December 31, 1986.

       18.6. Notwithstanding the provisions of Section 6.5 hereof, the earnings of the Trust Fund may be used for the purpose of repaying a Loan hereunder.


SECTION 19.  PARTICIPANT LOANS
             -----------------

       19.1. Subject to the provisions of Section 13.4 and 19.9, each Participant who is an Employee and any other Participant who is a party in interest as defined in ERISA may apply for a loan from the Plan.

       19.2. Subject to such uniform and nondiscriminatory rules as may from time to time be adopted by the Manager, the Trustee, upon the Participant's request in the manner prescribed by the Manager, may make a loan or loans to such applicant; provided, however, that the Manager shall reject a loan application if it has actual knowledge that the intended use of the loan proceeds is to purchase securities on margin.
       No loan shall be granted if there are already two loans outstanding.

       19.3. Loans shall be at least $500 in amount, and in no event shall total loans exceed the lesser of (a) fifty percent (50%) of the vested balance credited to such Participant's Account as of the date of the Manager's approval of the Participant's loan application, less estimated amounts payable for any pending withdrawal and loan requests that are payable prior to the effective date of the current loan request, or (b) $50,000, reduced by the excess, if any, of (i) the highest outstanding balance of all loans during the twelve (12) months prior to the time the new loan is to be made over (ii) the outstanding balance of loans made to the Participant on the date such new loan is made. Loans under any other qualified plan sponsored by the Employer or an Affiliated Company shall be aggregated with loans under the Plan in determining whether or not the limitation stated herein has been exceeded.

       19.4. Loans shall be available to all Participants who are parties in interest on a reasonably equivalent basis, provided, however, that the Manager may make reasonable distinctions among prospective borrowers on the basis of credit worthiness. Subject to considerations relating to a Participant's credit worthiness and ability or deemed ability to repay the loan, loans shall not be made available to Participants who are or were Highly Compensated Employees in an amount greater than the amount available to other Participants.

       19.5. Every Participant receiving a loan hereunder will receive a statement from the Manager clearly reflecting the charges involved in each transaction, including the dollar amount and annual interest rate of the finance charges. The statement will provide all information required to meet applicable 'truth-in-lending' laws.

       19.6. The Manager will not approve any loan if it is the belief of the Manager that such loan, if made, would constitute a prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975(c) of the Code), would constitute a distribution taxable for federal income tax purposes, or would imperil the status of the Plan or any part thereof under Section 401(k) of the Code.

       19.7. All loans shall be considered investments of a segregated account of the Trust Fund (the 'Loan Fund') directed by the borrower. Accordingly, the following conditions shall prevail with respect to each such loan:

            (a) All loans shall be secured by the vested portion of the Participant's Accounts, less any portion of the Participant's Account which has been assigned to an alternate payee under a Qualified Domestic Relations Order. No additional security shall be permitted.

            (b) Interest shall be charged at a rate to be fixed by the Manager and, in determining the interest rate, the Manager shall take into consideration interest rates currently being charged on similar commercial loans by persons in the business of lending money.

            (c) Loans shall be for terms of six (6) to sixty (60) consecutive calendar months. Loans shall be non-renewable and non-extendable.

            (d) Any loan made to a Participant under this Section 19 shall be evidenced by a promissory note executed by the Participant. Such promissory note shall contain the irrevocable consent of the

            Participant to the payroll withholding described in subsection (e), if applicable.

            (e) Loans shall be repaid in equal installments through payroll withholding; provided, however, that:

                 (i) a Participant who is not an Employee but who is a party in interest;

                 (ii) a Participant who is an Employee but for whom payroll withholding is not possible;

                 (iii) a Participant who is receiving benefits under a short- or long-term disability plan of the Employer or an Affiliated Company for whom withholding from disability benefits is not possible;

                 (iv) a Participant who is receiving compensation, or a disability benefit described in clause (3), which has become insufficient to make the required monthly loan payment; and

                 (v)  a Participant who is on an approved leave of absence,

            shall repay by certified check or in such other manner directed by the Manager.

            (f) Loans may be prepaid in full at any time without penalty, upon reasonable prior written notice to the Manager. Partial prepayment is not permitted.

       19.8. Fees properly chargeable in connection with a loan may be charged, in accordance with a uniform and nondiscriminatory policy established by the Manager, against the Account of the Participant to whom the loan is granted.

       19.9. The Account(s) and the Investment Fund(s) which are to be liquidated to provide the loan principal shall be determined in accordance with such uniform and nondiscriminatory rules as may from time to time be adopted by the Manager.

       19.10. Loan payments to the Plan by the Participant shall be allocated among such Participant's Accounts in the Investment Funds in the proportion that such Accounts are represented in the Loan Fund and shall be invested in the Investment Funds on the basis of the Participant's current investment election under Section 7.2 (or the Participant's most recent investment election, if no investment election is currently in effect, unless the Participant elects otherwise in accordance with rules prescribed by the Manager); provided, however, that amounts taken from the Company Common Stock Fund which are required to be invested in such Fund pursuant to Section 5.3 shall be reinvested in such Fund.

       19.11.  In the event that:

            (a)  the Participant fails to make any required installment payment;

            (b) the Plan receives an opinion of counsel to the effect that (i) the Plan will, or could, lose its status as a qualified plan under
            Section 401(a) of the Code unless the loan is repaid or (ii) the loan violates, or may violate, any provision of ERISA;

            (c) the Plan is merged or terminated; or

            (d) a Participant (other than a Participant who (i) continues to be a party in interest or (ii) is receiving benefits under a short- or long-term disability plan of the Employer or an Affiliated Company) has a Severance Date or becomes entitled to a distribution under
            Section 10.10;

       before a loan is repaid in full, the unpaid balance of the loan, with interest due thereon, shall become immediately due and payable (unless, in the case of Section 19.11(c) or Section 19.11(d), the Manager determines otherwise).

       In the event that a loan becomes immediately due and payable (in 'default') pursuant to this Section 19.11, the Participant (or his or her Beneficiary, if the Beneficiary is the surviving spouse, in the event of the Participant's death) may satisfy the loan by paying the outstanding balance in full within such time as may be specified by the Manager in a uniform and nondiscriminatory manner. Otherwise, any such outstanding loan shall be deducted from the portion of the Participant's vested Accounts allocated to his or her Loan Fund before any benefit which is or becomes payable to the Participant or his or her Beneficiary is distributed. In the case of a benefit which becomes payable to the Participant or his or her Beneficiary pursuant to Section 10 (or would be payable to the Participant or Beneficiary but for such individual's election to defer the receipt of benefits), the deduction described in the preceding sentence shall occur on the earliest date following such default on which the Participant or Beneficiary could receive payment of such benefit, had the proper application been filed or election been made, regardless of whether or not payment is actually made to the Participant or Beneficiary on such date. In the case of a benefit which becomes payable under any other provision, the deduction shall occur on the date such benefit is paid to the Participant. The Manager shall also be entitled to take any and all other actions necessary and appropriate to enforce collection of the outstanding balance of the loan. Failure of the Manager to strictly enforce Plan rights with respect to a default on a Plan loan shall not constitute a waiver of such rights.

       19.12. In the event the outstanding balance of the Participant's loan is assigned to an Alternate Payee pursuant to a Qualified Domestic Relations Order, the promissory note shall be distributed to the Alternate Payee and all further loan repayments shall be made, by such Participant, to the Alternate Payee.

                 SCOTT PAPER COMPANY HOURLY INVESTMENT PLAN
                 ------------------------------------------
                                  EXHIBIT A
                                  ---------


[Resolution adopted by R.L. Bobertz, as designated by the Company's Executive Compensation Committee, on October 26, 1992, relating to the sale of the Nonwovens Division.]

RESOLVED, that, contingent upon the Company's sale of its Nonwovens Division to FiberTech Group, Inc., each Member who is employed by FiberTech Group, Inc., each Member who is employed FiberTech Group, Inc. immediately after such sale shall be fully vested in all of his or her Accounts.